Exhibit 4.6













                          WESTERN GAS RESOURCES, INC.

                                RETIREMENT PLAN












                                                                June 1, 2002

                                    RESTATED

                                RETIREMENT PLAN

                                       OF

                          WESTERN GAS RESOURCES, INC.



                  THIS RESTATED RETIREMENT PLAN is adopted by Western Gas Resources, Inc., a Delaware corporation, with its principal place of business at 12200 North Pecos Street, Denver, Colorado 80234-3439 (Western Gas Resources, Inc. together with its subsidiaries and affiliates, if any, the employees of which are specifically made eligible for coverage under this Plan pursuant to the express provisions hereof, are sometimes referred to collectively as the "Employer"). The Employer or its predecessor originally adopted this Plan effective as of November 1, 1979, and has amended and restated the plan from time to time thereafter. The Employer, by this document, now desires to restate the Plan to comply with the provisions of recent legislation and final regulations and to make other changes.



                                   ARTICLE I

                      NATURE AND PURPOSE OF PLAN AND TRUST

                  The Employer does hereby restate, in its entirety, its qualified profit-sharing plan, which shall be known as the Western Gas Resources, Inc. Retirement Plan, established for the purpose of enabling eligible employees of the Employer to make employee elected (401(k)) contributions and to share in Employer contributions pursuant to the provisions hereof. This Plan is created for the exclusive benefit of the Employer's eligible employees who qualify as participants and their beneficiaries. The Plan is intended to qualify under the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and under ss.401(a) of the federal Internal Revenue Code of 1986, as amended, including amendments made by the Economic Growth and Tax Relief Reconciliation Act of 2001. The trust created pursuant to the separate trust agreement is intended to be exempt under ss.501(a) of the federal Internal Revenue Code of 1986. All provisions of this Plan and separate trust agreement shall be constructed in accordance with these intentions.


                                   ARTICLE II

                                  DEFINITIONS

                  When used herein, the following words shall have the following meanings, unless the context clearly indicates otherwise:

                  SECTION 2.1 -- "ADMINISTRATOR" means Western Gas Resources, Inc., or such other person, persons or entity designated by the Employer to act as Administrator.

                  SECTION 2.2 -- "ANNIVERSARY DATE" means the last day of the Plan Year, which is currently December 31.

                  SECTION 2.3 -- "BENEFICIARY" means the person, trustee, corporation, partnership or other entity who becomes entitled to receive a Participant's interest upon his or her death.

                  SECTION 2.4 -- "BREAK IN SERVICE" AND "ONE YEAR BREAK IN SERVICE" mean a twelve (12) consecutive month period (either the vesting computation period or the eligibility computation period) during which the Employee does not complete more than 500 Hours of Service with the Employer.

                  SECTION 2.5 -- "CODE" means the Internal Revenue Code of 1986, as it may be amended, or re-enacted or replaced. Reference to a specific section of the Code shall mean the section in effect at the date of adoption of this Plan, or any successor section to such section.

                  SECTION 2.6 -- "COLLECTIVELY BARGAINED EMPLOYEE" means an Employee included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers.

                  SECTION 2.7 -- "COMPENSATION" means the amount determined under the following rules:

                  a. IN GENERAL. Compensation means the total amount paid by the Employer to a Participant for services rendered to the Employer and included in the Participant's W-2 taxable compensation; provided, however, that Compensation shall include only basic salary or wages and shall specifically exclude the following: bonuses, commissions, overtime pay, compensation in excess of eighty (80) hours of straight time paid during a normal two (2) week pay period for Participants whose regular schedule is other than a forty (40) hour work week, moving expense reimbursements and other Employee business expense reimbursements, directors' fees and insurance premiums.

                  b. SALARY REDUCTION ELECTIONS. In addition, Compensation shall include any amount which is contributed to any profit-sharing plan, simplified employee pension plan, cafeteria plan, tax sheltered annuity or deferred compensation plan by the Employer pursuant to an Employee salary reduction election which is not includable in the gross income of the Employee under Code ss.ss.125, 132(f)(4), 457 or 402(g)(3), or any other Elective Deferrals as defined in Code ss.402(g)(3); provided that for Plan Years beginning before 1998, such amount shall not be included in Compensation for the purpose of applying the limitations on allocations and benefits under Code ss.415. Salary reduction elections may be made only with respect to and out of basic salary or wages.

                  c. LIMITATION ON INCLUDED COMPENSATION. The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted for cost of living increases in accordance with Code ss.401(a)(17)(B). Annual compensation means compensation during the Plan Year. If the Compensation for any prior determination period is taken into account in determining an Employee's benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year, subject to the rules of the Plan then in effect for the determination of Compensation. The determination period for the purposes of this subsection shall be the Plan Year. If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., shorter than twelve (12) months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve
(12).

                  SECTION 2.8 -- "COVERED EMPLOYER" shall mean Centre Court Travel, Inc., a wholly owned subsidiary of the Employer, whose employees are or may become eligible to participate in the Plan.

                  SECTION 2.9 -- "DISABILITY" means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

                  SECTION 2.10 -- "EARNED INCOME" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code ss.404 and one-half of federal self-employment taxes attributable to such income. Net earnings shall be determined with regard to the deduction allowed to the Employer by Code ss.164(f).

                  SECTION 2.11 -- "EFFECTIVE DATE" of this Restated Plan is January 1, 2002. The provisions of the Plan prior to this restatement shall apply for Plan Years beginning before 2002. The original Effective Date of the Plan was November 1, 1979. Notwithstanding the foregoing, if a provision of the Plan specifies a different Effective Date or the Code requires a different Effective Date with respect to a Plan provision, the effective date of such Plan provision shall be the latest of the date set forth in such provision, the date required by the Code or the original Effective Date of the Plan.

                  SECTION 2.12 -- "ELECTIVE DEFERRALS" means the sum of all Employer contributions made on behalf of an Employee pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code ss.401(k), any simplified employee pension cash or deferred arrangement as described in Code ss.402(h)(1)(B), any eligible deferred compensation plan under Code ss.457, any plan described under Code ss.501(c)(18) and any Employer contributions made on behalf of an Employee for the purchase of an annuity contract under Code ss.403(b) pursuant to a salary reduction agreement and any other Elective Deferrals as defined in Code ss.402(g)(3). Elective Deferrals to this Plan are sometimes referred to as Voluntary Before-Tax Contributions
(VBTC), 401(k) Contributions or Cash or Deferred Contributions.

                  SECTION 2.13 -- "EMPLOYEE" means any individual employed by the Employer maintaining the Plan or by any other Employer required to be aggregated with such Employer under Code ss.ss.414(b), 414(c), 414(m) or 414(o), including Leased Employees as defined in Section 2.21 In addition, the term "Employee" shall include for the purposes of the Plan, Self-Employed Individuals, as defined in Section 2.25.

                  SECTION 2.14 -- "EMPLOYER" means Western Gas Resources, Inc. (the "Adopting Employer") and any Covered Employer designated above. The power to amend this Plan, terminate the Plan, discontinue contributions, determine rates of discretionary contributions, appoint or remove the Trustee and Administrator and to exercise any discretionary authority of the Employer with respect to the Plan shall be exercised exclusively by the Adopting Employer except as may be otherwise specifically provided in the Plan or Trust Agreement. Any action taken or determination to be made by the Adopting Employer shall be taken by action of its Board of Directors.

                  SECTION 2.15 -- "ENTRY DATE" means the date on which the Employee becomes a Participant after he or she has fulfilled the eligibility requirements. The Entry Date for participation in Elective Deferrals and Employer matching contributions shall be the effective date of employment. The Entry Date for participation in Employer profit-sharing contributions shall be the date of the first unprocessed payroll for the Employee coinciding with or immediately following the date the Employee has fulfilled the eligibility requirements; provided that in no event shall such date be more than two (2) weeks after the Employee has fulfilled the eligibility requirements.

                  SECTION 2.16 -- "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended, or re-enacted or replaced. Any reference to a specific section of ERISA shall mean the section in effect at the date of adoption of this Plan, or any successor section to such section.

                  SECTION 2.17 -- "HIGHLY COMPENSATED EMPLOYEE" means highly compensated active employees and highly compensated former employees determined in accordance with the following rules:

                  a. ACTIVE EMPLOYEES. A highly compensated active employee includes any Employee who performs services for the Employer during the Plan Year who:

                           (i) received compensation from the Employer during
the preceding Plan Year in excess of $80,000 (as adjusted pursuant to ss.415(d) of the Code), and was a member of the top-paid group of Employees for such Year (the top twenty percent (20%) of the Employees when ranked in order of compensation); or

                           (ii) was a five percent (5%) owner at any time
during the Plan Year or the preceding Plan Year.

                  b. COMPENSATION. Compensation for the purposes of this Section means compensation as defined in Section 6.2b below.

                  c. FORMER EMPLOYEES. A highly compensated former employee includes any employee who was a Highly Compensated Employee when such Employee separated from service (or was deemed to have separated) or was a highly compensated active employee at any time after the Employee's fifty-fifth (55th) birthday.

                  d. YEARS BEGINNING BEFORE JANUARY 1, 1997. The determination of Highly Compensated Employees for Plan Years beginning before January 1, 1997, shall be made in accordance with the provisions of this Plan and Code ss.414(q) as in effect for the year of determination.

                  e. RULES OF CONSTRUCTION. The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, and the Compensation that is considered, will be made in accordance with ss.414(q) of the Code and the regulations thereunder. In determining Highly Compensated Employees for the Plan Year beginning in 1997, the rules in effect in 1997 shall be applied to Employees in prior years.

                  SECTION 2.18 -- "HOUR OF SERVICE" means any hour credited in accordance with the following rules:

                  a. PERFORMANCE OF SERVICES. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employees for the computation period in which the duties are performed.

                  b. PAID PERIODS WITHOUT PERFORMING SERVICES. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence shall be an Hour of Service. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to ss.2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

                  c. BACK PAY. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer shall be an Hour of Service. These hours will be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

                  d. PROHIBITION AGAINST DUPLICATE CREDIT. The same Hours of Service will not be credited both under subsection a or subsection b, as the case may be, and under subsection c.

                  e. SERVICE CREDITED FOR OTHER ENTITIES. Hours of Service will also be credited for employment with other members of an affiliated service group (under Code ss.414(m)), a controlled group of corporations (under Code ss.414(b)), or a group of trades or businesses under common control (under Code ss.414(c)), of which the Adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code ss.414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code ss.414(n) or Code ss.414(o) and the regulations thereunder.

                  f. MATERNITY OR PATERNITY LEAVE. Solely for purposes of determining whether a Break in Service, as defined in Section 2.4, for participation and vesting purposes has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the Computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period or (ii) in all other cases, in the following Computation Period.

                  g. PREDECESSOR EMPLOYERS. Hours of Service and Years of Service will also be credited for employment with Ecological Engineering Systems, Inc., WGP Company, WGP, Inc. and Western Gas Resources Storage, Inc. Hours of Service and Years of Service will also be credited for employment with any other Employer with respect to any Employee whose services are acquired from such Employer in a business acquisition, but only if the applicable acquisition agreement specifically provides that such prior service shall be counted for purposes of participation and/or vesting in this Plan.

                  h. QUALIFIED MILITARY SERVICE. Effective commencing December 12, 1994, an Employee shall be credited with Hours of Service during Qualified Military Service as required by Code ss.414(u).

                  SECTION 2.19 -- "JOINT AND SURVIVOR ANNUITY" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than one-half, nor greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's account balance. The percentage of the survivor annuity will be elected by the Participant. If no election has been made, the percentage will be fifty percent (50%). This definition shall apply only if the Plan or any account therein becomes subject to the Qualified Joint and Survivor Annuity rules of Code ss.ss.401(a)(11) and 417.

                  SECTION 2.20 -- "KEY EMPLOYEE" is defined in Section 11.3a of this Plan.

                  SECTION 2.21 -- "LEASED EMPLOYEE" means any person who is not an Employee of the recipient and pursuant to an agreement between the Employer and any other person, has performed services for the Employer on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A Leased Employee or Employee shall not be considered an Employee of the Employer if: (i) such Employee is covered by a money purchase pension plan providing: (1) a non-integrated Employer contribution rate of at least ten percent (10%) of Compensation, as defined in Code ss.415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which were excludable from the Employee's gross income under Code ss.ss.125, 132(f)(4), 457 or 402(g)(3) and
(2) immediate participation and full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Employer's non-highly compensated work force.

                  SECTION 2.22 -- "NORMAL RETIREMENT AGE" is defined in Section 7.1b of this Plan.

                  SECTION 2.23 -- "OWNER-EMPLOYEE" means an individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interests of the partnership.

                  SECTION 2.24 -- "PARTICIPANT" means an Employee or former Employee who has completed the eligibility requirements for participation in one or more types of contributions under this Plan pursuant to Article III hereof, and whose interest in the Plan has not been fully distributed. A Participant must fulfill the additional participation and vesting requirements set forth in the Plan in order to share in the contribution of the Employer to the Plan or to receive credit for service for vesting.

                  SECTION 2.25 -- "SELF-EMPLOYED INDIVIDUAL" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established or an individual who would have had earned income but for the fact that the trade or business had no current or accumulated earnings and profits for the taxable year before federal and state income taxes and contributions to any qualified plan.

                  SECTION 2.26 -- "PLAN" means this Plan.

                  SECTION 2.27 -- "QUALIFIED MILITARY SERVICE" means service in the Uniformed Services of the United States (as defined in Chapter 43 of Title 38, United States Code) by any individual if such individual is entitled to re-employment rights with respect to such service.

                  SECTION 2.28 -- "TOP-HEAVY PLAN" is defined in Section 11.3c of this Plan.

                  SECTION 2.29 -- "TRUSTEE" means the Trustee or Trustees of the Trust Fund established pursuant to the separate Trust Agreement referenced in Article IX to this Plan, and any duly appointed and qualified successor or additional Trustee.

                  SECTION 2.30 -- "TRUST FUND" means the Trust Fund established pursuant to the separate Trust Agreement.

                  SECTION 2.31 -- "YEAR", "PLAN YEAR" AND "LIMITATION YEAR" mean the twelve (12) consecutive month period which shall be the fiscal year of the Trust established pursuant to the separate Trust Agreement. The Plan Year begins on January 1 and ends on December 31.

                  SECTION 2.32 -- "YEAR OF SERVICE" means a twelve (12) consecutive month period (either the vesting computation period or the eligibility computation period) during which the Employee completes at least 1,000 Hours of Service.

                                  ARTICLE III

                           PARTICIPATION OF EMPLOYEES

                  SECTION 3.1 -- ELIGIBILITY.

                  a. ELECTIVE DEFERRALS AND MATCHING CONTRIBUTIONS. Each Employee of the Employer shall become eligible to participate in Elective Deferrals and Employer matching contributions thereon immediately upon commencement of employment with the Employer. In order to commence participation in such contributions, the Participant must make a salary reduction election.

                  b. PROFIT-SHARING CONTRIBUTIONS. Each Employee of the Employer shall become eligible to participate in Employer profit-sharing contributions as of the Entry Date coinciding with or immediately following the date on which such Employee has completed the latter of six (6) months of service or 1,000 Hours of Service with the Employer.An Employee shall be required to satisfy six (6) months of continuous employment without terminating employment to satisfy the eligibility requirement for profit-sharing contributions. For this purpose, an Employee must complete during each such month at least 83 Hours of Service. An Employee shall become a Participant in Employer profit-sharing contributions on the next Entry Date after completing one (1) Year of Service if that date precedes the date on which the Employee completes the six (6) continuous months requirement.

                  c. EXCLUDED EMPLOYEES. The Employer may exclude any Employee or class of employees from participation in the Plan by designation in the Plan. Any Employee so excluded shall become a Participant on the date such exclusion ceases to apply or, if later, the first Entry Date following the date the Employee satisfies the eligibility requirements of subsection a or b, as applicable. Employees who are non-resident aliens with no income from the Employer which constitutes income from sources within the United States shall not be eligible to participate. Individuals who are recharacterized as Employees from some other classification pursuant to a federal or state employment or unemployment tax examination or other proceeding shall be eligible to participate in the Plan only if such recharacterization also applies for purposes of Code ss.414 and shall be treated as Employees for purposes of the Plan effective as of the date such proceeding becomes final, determined by taking into account any appeals thereof, notwithstanding the effective date of such recharacterization for such other tax purposes.

                  SECTION 3.2 -- ELIGIBILITY COMPUTATION PERIOD.

                  The initial Eligibility Computation Period is the twelve (12) consecutive month period beginning with the day the Employee first performs an Hour of Service for the Employer (employment commencement date). The subsequent Eligibility Computation Periods shall be the Plan Year, commencing with the Plan Year including the first anniversary of the date of employment. Years of Service and Breaks in Service shall be measured on the same Eligibility Computation Period.

                  SECTION 3.3 -- DETERMINATION OF SERVICE FOR
                                 INITIAL ELIGIBILITY.

                  All Years of Service with the Employer shall be counted toward eligibility except the following:

                  a. NON-VESTED PARTICIPANTS. In the case of an Employee who does not have any non-forfeitable right to the account balance derived from Employer contributions, Years of Service before a period of consecutive one-year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive one-year Breaks in Service in such period equals or exceeds the greater of five (5) or the aggregate number of Years of Service. Such aggregate number of years of service will not include Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service. If an Employee's Years of Service are disregarded pursuant to the foregoing, such Employee will be treated as a new Employee upon re-employment for eligibility purposes. If an Employee's Years of Service may not be disregarded pursuant to the foregoing, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon re-employment.

                  b. PRIOR SERVICE. Service with any employer prior to any period during which such employer is required to be aggregated with the Adopting Employer under Code ss.414 shall not be taken into account unless otherwise specified in Section 2.18 to this Plan.

                  SECTION 3.4 -- EFFECT OF RE-EMPLOYMENT ON ELIGIBILITY.

                  a. PARTICIPANTS. A former Participant shall become a Participant immediately upon returning to the employ of the Employer.

                  b. NON-VESTED PARTICIPANTS. A former Employee who did not have a non- forfeitable right to any portion of the account balance derived from Employer contributions at the time of termination from service will be considered a new Employee upon re-employment for eligibility purposes, if the number of consecutive one-year breaks in service equals or exceeds the greater of five (5) or the aggregate number of years of service before such breaks in service. If such former Employee's Years of Service before termination from service may not be disregarded pursuant to the preceding sentence, such former Employee shall become a Participant immediately upon re-employment subject to the requirements of Section 3.5 if the date of re-employment is after the entry date he or she would otherwise become a Participant.

                  c. ELIGIBLE EMPLOYEES. If an Employee who satisfies the eligibility requirements set forth in Section 3.1 above terminates employment with the Employer before he or she becomes a Participant, he or she shall become a Participant on the date of his or her re-employment if such date is after the Entry Date on which he or she would otherwise have become a Participant, provided that if the Employee incurs a Break in Service prior to his or her re-employment and if the number of consecutive one-year Breaks in Service incurred by such Employee equals or exceeds the greater of five (5) or the aggregate number of Years of Service prior to such break, then all service of such Employee prior to such Break in Service shall be disregarded for eligibility purposes.

                  SECTION 3.5 -- DETERMINATION OF SERVICE UPON RE-EMPLOYMENT.

                  In the case of any Employee or Participant who has a one-year Break in Service, Years of Service for eligibility purposes before such break will not be taken into account until the Employee has completed a Year of Service after returning to employment.

                  Such Year of Service will be measured by the twelve (12) consecutive month period beginning on an Employee's re-employment commencement date and, if necessary, subsequent twelve (12) consecutive month periods beginning on anniversaries of the re-employment commencement date.

                  The re-employment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first Eligibility Computation Period in which the Employee incurs a one-year Break in Service.

                  If a former Participant completes a Year of Service in accordance with this provision, his or her participation will be reinstated as of the re-employment commencement date.

                  SECTION 3.6 -- ADMINISTRATOR TO DETERMINE PARTICIPANTS.

                  The Administrator shall have the duty and responsibility of determining when an Employee becomes a Participant and when a Participant is eligible to share in the Employer's contribution. The determination of the Administrator as to the identity of the respective Participants and as to their respective interests shall be binding upon the Trustee, all employees, all Participants and all beneficiaries of the Participants, subject to the claim and claim review procedures set forth in Section 8.9 below.

                  With the consent of the Administrator, an Employee who is self-employed and is eligible to participate may elect not to participate in the Plan, or may elect to limit his or her participation in the allocation of the Employer's contribution to the Plan and any other qualified retirement plan maintained by the Employer to a specified amount or a specified percentage of Compensation. Such an election by a self-employed Employee shall be available only upon such Employee's first becoming eligible to participate in the Plan, shall be irrevocable and shall apply to all qualified retirement plans maintained by the Employer, including plans not established as of the date the election is made. With the consent of the Administrator, an Employee who is not self- employed, may elect not to participate in the Plan.

                                   ARTICLE IV

                                 CONTRIBUTIONS

                  SECTION 4.1 -- PROFIT-SHARING CONTRIBUTIONS.

                  The Employer may pay into the Trust Fund for each Plan Year, such amount, if any, which shall be determined by the Employer in its absolute discretion. Such contribution shall not be required to be made from or limited to the Employer's earnings and profits. Such contribution shall be subject to the limitations of Section 4.4 and Article VI below.

                  SECTION 4.2 -- ELECTIVE DEFERRALS.

                  a. GENERAL. A Participant who is eligible to make an Elective Deferral may, each year, elect to have the Employer make a contribution to the Plan by agreeing to reduce Compensation by the amount of such contribution pursuant to Code ss.401(k). The contribution shall not exceed seventy-five percent (75%) of such Participant's Compensation for the Plan Year. Such election must be made and filed with the Plan Administrator prior to the time any Compensation covered by such election is paid to such Participant. An election may be for periodic reductions or lump sum reductions. A contribution under this Section shall be considered an Employer contribution subject to the limitations on contributions and allocations set forth in Section 4.4 and
Article VI below. The Plan Administrator may establish rules concerning when elections under this Section may be made and revoked, and when the rate of such contributions may be changed. Such elections, revocations or modifications shall be permitted at least once each calendar year. Any such rules shall be communicated to all Participants in writing.

                  b. ELIGIBILITY. Each Employee of the Employer shall become eligible to participate in contributions pursuant to this section on the Entry Date coinciding with or immediately following the date on which the Employee has completed the eligibility requirements specified in Section 3.1 for participation in Elective Deferrals. The foregoing shall not affect the Participant's eligibility to participate in the allocation of Employer profit-sharing contributions, if any, made pursuant to Section 4.1. No allocation of contributions, forfeitures or other benefits may be conditioned upon a Participant's election pursuant to this section, other than matching contributions under Section 4.3.

                  c. VESTING AND ACCOUNTING. A Participant's interest in the contributions made pursuant to the Deferral Election provided for in this section, and the earnings, losses and changes in fair market value thereof shall be fully vested and non-forfeitable at all times. The Plan Administrator shall maintain a separate account for each Participant for contributions made pursuant to this section, which account shall be known as the VBTC or Elective Deferrals Account.

                  d. DISTRIBUTION OF CASH OR DEFERRED ACCOUNTS. The distribution of any amount in an account attributable to contributions pursuant to this section shall be made pursuant to the provisions of Article VII below, provided that any such amount cannot be distributed to any Participant or beneficiary prior to the Participant's retirement, death, disability, severance from employment, attainment of age fifty-nine and one-half (59-1/2) or the termination of this Plan at such time as the Employer does not maintain or establish another qualified defined contribution plan. In- service hardship withdrawals prior to the occurrence of any of the foregoing events may be permitted pursuant to Section 7.9.

                  e. TIME OF CONTRIBUTIONS. Any amounts withheld from a Participant's Compensation to be contributed to the Plan shall be contributed to the Trustee as soon as possible, but in no event later than the 15th day of the month following the payroll date on which such amount is withheld from the Participant's Compensation.

                  f. DEFERRAL PERCENTAGE TEST. Contributions pursuant to this section shall be subject to the Deferral Percentage Test set forth in Section 6.3.

                  g. LIMITATION ON DEFERRALS. No Participant shall be permitted to make Elective Deferrals under this Plan or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation set forth in Code ss.402(g) in effect for such taxable year, as follows:

              Participant Taxable Years                   Annual
              Beginning in Calendar Year                Limitation
              --------------------------                ----------

                        2002                              $11,000
                        2003                              $12,000
                        2004                              $13,000
                        2005                              $14,000
                        2006                              $15,000

Commencing as of 2007, the annual limitation shall be $15,000, adjusted for cost-of-living changes to the amount prescribed by the Internal Revenue Service pursuant to Code ss.402(g). Any such excess shall be considered an Excess Elective Deferral and shall be included in the income of the Participant. Any such Excess Elective Deferral, together with net earnings and losses attributable thereto, shall be distributed to the Participant no later than April 15th of the year following the year such Excess Elective Deferrals were contributed to the Trust Fund. The income or loss allocable to the excess Elective Deferrals shall be determined by allocating a pro rata share of the income or loss attributable to the Participant's Elective Deferrals Account for the year in which the deferrals were made. Such income or loss shall be determined as of the last day of the Participant's taxable year notwithstanding whether the anniversary date or the regular valuation date coincides with such date. The net income or loss allocated to the Participant's excess Elective Deferrals pursuant to the foregoing shall be multiplied by ten percent (10%) per annum for each month, or a portion thereof if the month consists of more than fifteen (15) days, between the last day of the Participant's taxable year and the date of the distribution. Elective Deferrals which exceed the limitations of this subsection g shall not be taken into account in applying the limitations of subsection f above.

                  h. QUALIFIED NON-ELECTIVE CONTRIBUTIONS. The Employer may, in its discretion, make qualified non-elective contributions to the Plan which shall be designated as additional Elective Deferrals and which shall be allocated to the accounts of Participants who are not Highly Compensated Employees or to all Participants in the discretion of the Administrator. Such qualified non-elective contributions shall be subject to the requirements of vesting and restrictions on withdrawal set forth in subsections c and d above.

                  i. CATCH-UP CONTRIBUTIONS FOR PARTICIPANTS AGE 50 OR OVER. All Participants who are eligible to make Elective Deferrals to this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code ss.414(v) as follows:

               For Participant Taxable              Annual Catch-Up
                 Years Beginning In                   Limitation
                 ------------------                   ----------

                        2002                            $1,000
                        2003                            $2,000
                        2004                            $3,000
                        2005                            $4,000
                        2006                            $5,000

Commencing as of 2007, the annual catch-up limitation shall be $5,000, adjusted for cost-of-living changes to the amount prescribed by the Internal Revenue Service pursuant to Code ss.414(v)(2)(C). The catch-up contribution may not be made by a Participant until the Participant has made the maximum 401(k) Contribution permitted by the Plan. 401(k) contributions may be recharacterized as catch-up contributions to the extent permitted by law or regulatory guidance. Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code ss.402(g) and Code ss.415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code ss.ss.401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions. Matching contributions may not be made on catch-up contributions.

                  SECTION 4.3 -- MATCHING CONTRIBUTIONS.

                  a. IN GENERAL. Effective as of January 1, 2001, the Employer shall contribute to the credit of the Employer Contributions Account of each Participant a matching contribution which shall equal the following percentage of each such Participant's Elective Deferral made pursuant to Section 4.2 above based on each such Participant's Years of Service:

          YEARS OF SERVICE                        MATCHING RATE
          ----------------                        -------------

            Less than 3                 60% of the First 5% of Compensation
     3 or More But Less Than 5          80% of the First 5% of Compensation
             5 or More                  100% of the First 5% of Compensation

In no event shall Matching Contributions be based on a Participant's Elective Deferral in excess of five percent (5%) of such Participant's Compensation. In determining Years of Service for purposes of this Section 4.3a, the rules of
Section 5.11 (Years of Service for Vesting Purposes) shall apply, provided that a Participant shall be deemed to have completed a Year of Service only as of the last day of the Plan Year in which the Participant completes each Year of Service. Accordingly, the applicable matching rate for each Participant shall be determined for each Plan Year based on the Years of Service completed by such Participant as of the end of the preceding Plan Year. The matching contribution rate for Plan Years beginning prior to January 1, 2001, shall be as set forth in the applicable Plan provision prior to this restatement.

                  b. ELIGIBILITY. Each Employee of the Employer shall become eligible to participate in contributions pursuant to this section on the Entry Date coinciding with or immediately following the date on which the Employee has completed the eligibility requirements specified in Section 3.1 for participation in matching contributions. Commencing as of January 1, 2003, only Participants who complete 1,000 Hours of Service in the Plan Year shall be eligible to participate in contributions pursuant to this section for such Plan Year. The Hours of Service requirement of the preceding sentence shall not apply in the Participant's first Plan Year of participation, but shall apply in the Plan Year in which the Participant's employment is terminated, unless employment is terminated by reason of death, total disability or after attaining the Normal Retirement Age.

                  c. QUALIFIED MATCHING CONTRIBUTIONS. The Employer may elect to treat all or a portion of its contributions as Qualified Matching Contributions. For this purpose, Qualified Matching Contributions are matching contributions which the Employee elects to be applied to the Deferral Percentage Test under Section 6.3. Qualified Matching Contributions shall be subject to the vesting requirements and restrictions on withdrawals set forth in Sections 4.2c and d above.

                  d. CONTRIBUTION PERCENTAGE TEST. Contributions pursuant to this section (other than Qualified Matching Contributions) shall be subject to the Contribution Percentage Test set forth in Section 6.4. Qualified Matching Contributions under c above shall be subject to the Deferral Percentage Test set forth in Section 6.3.

                  SECTION 4.4 -- LIMITATIONS ON CONTRIBUTIONS.

                  a. IN GENERAL. The total of the Employer's contributions to the Plan under Sections 4.1, 4.2h and 4.3 above shall be limited to the amount, which when combined with the contributions by the Employer to any other profit-sharing plans maintained by the Employer, shall not exceed twenty-five percent (25%), or such other percentage as is set forth in Code ss.404(a)(3) from time to time, of the aggregate Compensation of the Participants eligible to participate in the contribution of the Employer to the Plan in the Year for which the contribution is being determined. In applying the foregoing limitations, Elective Deferrals shall not be taken into account as contributions by the Employer. For this purpose, Compensation shall be as defined in Code ss.404(a)(3).

                  SECTION 4.5 -- TIME AND METHOD OF PAYMENT OF CONTRIBUTION
                                 BY THE EMPLOYER.

                  The Employer shall make payment of its contribution for each Plan Year in one sum or in several installments on any date or dates it determines. Such contribution shall be made in cash or property. A property contribution shall be permitted only to the extent that it is not a prohibited transaction under Code ss.4975. The Employer's contribution for any year shall be paid to the Trustee and shall become a part of the Trust Fund. Each contribution of the Employer is expressly conditioned upon its deductibility under Code ss.404.

                  SECTION 4.6 -- PARTICIPATION IN EMPLOYER PROFIT-SHARING
                                 CONTRIBUTIONS.

                  a. GENERAL RULE. A Participant shall be eligible to participate in the allocation of the profit-sharing contribution of the Employer under Section 4.1 above for any Plan Year in which such Participant completes 1,000 Hours of Service.

                  b. FIRST YEAR OF PARTICIPATION. A Participant shall participate in the allocation of the profit-sharing contribution of the Employer for the Plan Year in which he or she initially becomes a Participant provided the Participant meets the requirements of subsection a above based upon the Participant's Compensation for that portion of the Plan Year following the Entry Date on which he or she becomes a Participant.

                  c. LAST YEAR OF PARTICIPATION. If a Participant terminates employment, the Participant must meet the requirements of subsection a above in order to participate in the allocation of the profit-sharing contribution of the Employer for such year. A Participant who terminates employment by reason of death, total disability or retirement after attaining the Normal Retirement Age shall not be required to meet the requirements of subsection a above in order to participate in the allocation of the contribution.

                  d. PARTICIPANT ELECTION TO LIMIT PARTICIPATION. A Participant electing under Section 3.6 above to limit participation in the allocation of the contribution of the Employer shall participate in the allocation of the contribution of the Employer only to the extent designated in the election.

                  e. YEAR OF RE-EMPLOYMENT. A re-employed Participant shall be entitled to participate in the allocation of the contribution of the Employer for the year containing the date of re-employment based upon the Participant's Compensation for such year, provided the Participant meets the requirements of Sections 3.5 and 4.6a above.

                  f. SHORT PLAN YEARS. For any Plan Year which consists of a period of less than twelve (12) months, the Hours of Service requirement in subsection a above shall be the Hours of Service set forth therein multiplied by a fraction, the numerator of which is the number of months in such short Plan Year and the denominator of which is twelve (12).

                  g. MINIMUM CONTRIBUTIONS. Any Participant who is still employed on the last day of the Plan Year shall be entitled to share in the allocation of minimum contributions required under Code ss.416 irrespective of whether such Participant meets the Hours of Service requirement under subsection a above.

                  SECTION 4.7 -- ADDITION OF PARTICIPANTS TO SATISFY
                                 DISCRIMINATION OR COVERAGE REQUIREMENTS.

                  In the event the failure of any Employee or Participant to share in the allocation of the Employer's contribution would cause the Plan to fail to satisfy the discrimination requirements of Code ss.401(a)(4) or the coverage requirements of Code ss.410(b), then the Plan shall cover that number of Employees or Participants necessary to prevent the failure of the Plan to satisfy the applicable requirement. This provision shall not be used to satisfy the average benefits or general tests of Code ss.401(a)(4) or 410(b)(1). Employees and Participants shall be added to coverage in the following order:
(i) if the failure is caused by the exclusion of employees who fail to complete 1,000 Hours of Service during such year, then employees shall be added to coverage in the order of the greatest number of hours completed; and (ii) if the failure is caused by the exclusion of a class of employees, the employees from the excluded classes shall be added in the order of their employment dates. In the event two or more employees have the same number of hours or the same date of employment, such employees shall be added to coverage in the inverse order of their total Compensation for the year, with the lowest paid added first.

                  SECTION 4.8 -- VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.

                  Voluntary contributions by Participants, other than Elective Deferrals under Section 4.2 are neither required nor permitted for Plan Years beginning after December 31, 1988. All voluntary contributions made prior to that date shall be maintained in a separate account for each such Participant as set forth in Article V below.

                  SECTION 4.9 -- RETURN OF EMPLOYER CONTRIBUTIONS.

                  Notwithstanding the provisions of Article IX below, a contribution made by the Employer may be returned to the Employer if the contribution is made by reason of a mistake of fact or if the contribution is conditioned upon the deductibility of the contribution under Code ss.404 and the deduction of the contribution is disallowed in whole or in part. The amount which may be returned to the Employer is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. The return to the Employer of the amount involved must be made no later than one
(1) year after the mistaken payment of the contribution or the disallowance of the deduction as the case may be. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable to the excess contribution must reduce the amount to be returned to the Employer.

                  SECTION 4.10 -- CONTRIBUTIONS FOR PERIODS OF QUALIFIED
                                  MILITARY SERVICE.

                  The Employer shall make all contributions to the Plan required by ss.414(u) of the Code which are attributable to periods of Qualified Military Service. In addition, the Employer shall allow any Participant to make Cash of Deferred Contributions for periods of Qualified Military Service and the Employer shall make any matching contributions based upon such contributions at the rate at which such Elective Deferrals of the Employee would have been made during the applicable period of Qualified Military Service, each as required by ss.414(u) of the Code. The
Employer may elect to make additional contributions based upon such Qualified Military Service based upon Employer contributions made during the applicable period, provided such election by the Employer is made on a non-discriminatory basis applicable to all similarly situated Employees who have Qualified Military Service. Any contributions made under this subsection shall be subject to the provisions of ss.414(u) of the Code and the provisions of this Plan shall be applied considering any such contributions as having been made during the Plan Year to which the contributions relate.

                                   ARTICLE V

              DETERMINATION AND VESTING OF PARTICIPANTS' INTERESTS

                  SECTION 5.1 -- ALLOCATION OF EMPLOYER CONTRIBUTIONS.

                  a. EMPLOYER PROFIT-SHARING CONTRIBUTIONS AND FORFEITURES. All Employer profit-sharing contributions and all forfeitures of Employer profit-sharing contributions shall be allocated among the accounts of the Participants eligible to share in Employer profit-sharing contributions in proportion to each such Participant's Compensation for the year to which the contribution applies or the forfeitures occurs, as the case may be. The total amount of such contributions and forfeitures shall be expressed as a percentage of the Compensation of all participants eligible to share in the profit-sharing contribution for the year and each such participant shall receive an allocation equal to his Compensation for the year multiplied by such percentage. A separate Employer Contributions Account shall be maintained for each Participant and shall be credited with amounts so allocated.

                  b. CASH OR DEFERRED AND MATCHING CONTRIBUTIONS TO 401(K) PROFIT-SHARING. Any contributions pursuant to a deferral election by a Participant under Section 4.2 above, and any QNEC by the Employer under subsection h of Section 4.2 shall be allocated to the account of the Participant making such election or for whom the QNEC is made. Such allocation shall be made to the Elective Deferrals Account of each such Participant. Employer matching contributions under Section 4.3 shall be allocated to the Employer Contributions Account of the Participant to whom the matching contribution is credited pursuant to Section 4.3 above; provided that qualified matching contributions under subsection c of Section 4.3 shall be allocated to the Elective Deferrals Account of each Participant to whom the contribution is credited.

                  SECTION 5.2 -- MINIMUM CONTRIBUTIONS.

                  For any Plan Year during which this Plan is a Top-Heavy Plan, each Participant who is still employed on the Anniversary Date, including Participants who do not otherwise meet the requirements of Section 4.4(a) above, shall participate in the allocation of the contribution of the Employer in an amount equal to the lesser of three percent (3%) of the Participant's Compensation for such entire Plan Year or the percentage of Compensation at which a contribution is made or required to be made for the Key Employee (including 401(k) Elective Deferrals for such key employees) receiving the highest contribution as a percentage of Compensation. Such allocation shall be reduced to the extent an allocation of a comparable benefit meeting the minimum benefit requirements of Code ss.416 is provided under another qualified retirement plan maintained by the Employer. Elective Deferrals made by non-key employees shall not be considered in determining whether an allocation of comparable benefits is provided under another qualified retirement plan or plans maintained by the Employer. Except as specifically excluded by Code ss.416 and Treasury Regulations thereunder, all allocations of Employer Contributions to the account of a non-Key Employee, shall be considered in satisfying the minimum benefit requirements of Code ss.416. In determining whether an allocation of a comparable benefit is provided under another qualified retirement plan maintained by the Employer, the minimum benefit requirements of Code ss.416 with respect to any Participant shall be satisfied by the Plan in which the Participant is a Participant in the following order: first, through any money purchase pension plan; second, through any target benefit pension plan; third, through any profit-sharing plan which includes a cash or deferred option under Code ss.401(k) and last, through any profit-sharing plan which does not include a cash or deferred option under Code ss.401(k).

                  SECTION 5.3 -- ADVANCE ALLOCATION OF EMPLOYER CONTRIBUTIONS.

                  During any period in which individual direction of investment is permitted, the Administrator may, in its discretion, allocate Employer contributions to accounts of Participants when made, or as of specified allocation dates, rather than delay the allocation to the Anniversary Date, provided such allocation procedure applies to all Participants. If an allocation is made to a Participant who fails to satisfy the requirements for participation in the allocation of the contribution for such year, such allocation, plus any earnings or gains on such amount, shall be deducted from such Participant's segregated account and the amount of the allocation shall be treated as part of the Employer's contribution for such year for the Participants eligible to participate in the allocation of such contribution. Any earnings or gains shall be treated as earnings and gains on an unallocated advance allocation.

                  SECTION 5.4 -- ALLOCATION OF EARNINGS, LOSSES AND CHANGES IN
                                 FAIR MARKET VALUE OF THE NET ASSETS OF THE
                                 TRUST FUND.

                  a. GENERAL RULE. Earnings and losses of the Trust Fund and changes in the fair market value of the net assets of the Trust Fund shall be allocated at least annually to the Participants as of each regular valuation date, in the ratio which the total dollar value of the interest of each such Participant in the Trust Fund (including the portions thereof resulting both from the Employer's contributions and from the Participant's contributions) bears to the aggregate dollar value of all of such interests of all such Participants as of the last previous regular valuation date. In addition, the Administrator may allocate earnings or permit changes to Participant investment directions as of specified allocation dates during the Plan Year.

                  b. DISTRIBUTIONS DURING A PLAN YEAR. If a distribution has been made to a Participant during a Plan Year, the amount of such distribution shall be deducted from the Participant's balance as of the last previous regular valuation date for the purpose of the allocation under subsection a above. Any adjustments for earnings, gains or losses to the amounts distributed shall be based upon the valuation procedures set forth in the separate Trust Agreement.

                  c. SEGREGATED ACCOUNTS. For the purpose of the foregoing allocations, the amount of each Participant's interest in the Trust Fund, if any, that is invested on an individually directed basis in a segregated account, pursuant to the separate Trust Agreement, or held in a segregated account pending distribution pursuant to Article VII below, and the earnings and losses resulting thereto, shall be excluded. The segregated account of a Participant shall alone participate in the income, gains or losses of the property so segregated and alone be liable upon contracts made for its benefit or liabilities arising from such investment. Any expenses resulting from the investments made at the direction of the Participant shall be borne solely by such Participant's segregated account.

                  d. ELECTIVE INVESTMENT FUNDS. Amounts invested in elective investment funds pursuant to the separate Trust Agreement shall be excluded from the allocation provided under subsection a above. Such amounts shall alone participate in the income, gains or losses of such funds and shall alone bear the expenses resulting from the maintenance of such funds, without regard to whether Employer or Participant contributions are invested in such funds. Each participant's share of such funds shall be allocated as provided in subsection 5.4a above (or such other valuation procedure consistently used and applied by the fund) based upon the frequency of valuation and allocation maintained on a consistent basis within each such fund. In addition, such amounts shall bear their pro rata share of the general expenses of the Plan paid out of the Trust Fund.

                  e. CURRENT CONTRIBUTIONS. The Administrator may establish a separate account to hold contributions made by the Employer prior to the time such contributions are allocated to the accounts of the Participants. If such an account is established, the earnings, losses and changes in value of such account shall be allocated among the accounts of the Participants at the same time as such contributions held in such account are allocated pursuant to Sections 5.1 or 5.2 above. Each participant shall share in such earnings, losses and changes in value in the proportion that such Participant's allocation of such contributions bears to the total amount of such contributions allocated to all Participants. In lieu of establishing a Current Contributions Account, the Administrator may allocate the earnings on current contributions on any consistently applied and non-discriminatory basis which reflects the time weighting of such contributions, including adding a portion of current contributions to the balance at the beginning of an allocation period to determine the earnings allocation or the Administrator may allocate such earnings as provided in subsections a, b, c or d above.

                  SECTION 5.5 -- PARTICIPANT ACCOUNTS.

                  The Administrator shall maintain or cause the Trustee to maintain the applicable accounts provided for in this Section. Such accounts shall be maintained for accounting purposes only and the assets in such accounts need not be segregated or separated for investment purposes.

                  a. EMPLOYER CONTRIBUTIONS ACCOUNT. The Administrator shall maintain, or cause the Trustee to maintain, a separate employer Contributions Account for each Participant to which shall be credited the Employer contributions and earnings thereon. After a Participant terminates employment, an account shall be maintained for that part of such Participant's interest which remains in the Trust Fund and has not been transferred to a separate account pursuant to Section 7.2 below. If any non-vested interest remains in the Trust Fund, such non-vested interest shall be forfeited when the Participant incurs a five (5) consecutive year Break in Service as provided in
Section 5.10 below or receives a cash out distribution pursuant to Section 5.11 below, and if no vested interest remains in such account after the date of such forfeiture, such account shall be closed.

                  b. EMPLOYER CONTRIBUTIONS ACCOUNT. The Administrator shall maintain, or cause the Trustee to maintain, a separate account for the non-deductible voluntary contributions of each Participant, and such account shall be known as the Employee Contributions Account.

                  c. ELECTIVE DEFERRALS ACCOUNT. The Trustee shall maintain a separate account for the Elective Deferrals of each Participant, the QNEC under subsection h of Section 4.2 above and qualified matching contributions as provided in subsection c of 4.3 above, and such account shall be known as the Elective Deferrals Account.

                  d. ROLLOVER ACCOUNT. The Administrator shall maintain, or cause the Trustee to maintain, a separate account for any amount rolled over to this Plan from another qualified plan at the election of the Participant, and such account shall be known as the Rollover Account.

                  SECTION 5.6 -- SPECIAL ACCOUNTING RULES FOR CERTAIN
                                 TERMINATED PARTICIPANTS.

                  If a distribution is made at a time when a Participant has a non-forfeitable right to less than one hundred percent (100%) of the account balance derived from Employer contributions and the distribution is not subject to the cash out rules of Section 5.10, a separate account will be established for the Participant's interest in the Plan as of the time of the distribution.

                  At any relevant time, the Participant's non-forfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                            X = P(AB + (RxD)) - RxD)

For purposes of applying the formula: P is the non-forfeitable percentage at the relevant time, AB is the account balance at the relevant time; D is the amount of the distribution and R is the ratio of the account balance at the relevant time to the account balance after distribution.

                  SECTION 5.7 -- VALUATION OF ACCOUNTS.

                  a. REGULAR VALUATION. The regular valuation date shall be the Anniversary Date. The Administrator shall determine, or cause the Trustee to determine on each regular valuation date, the value of the assets of the Trust Fund, at fair market value thereof, less all liabilities, both as known to the Trustee, and the value of the contributions to the Plan for the period ending on such date.

                  b. SPECIAL VALUATION. If an event occurs between regular valuation dates requiring the distribution of any part of a Participant's interest in the Trust Fund, or if the Administrator segregates a Participant's account pending distribution or for the purpose of permitting the Participant to direct the investment of his or her account, the Administrator shall determine the value of the Participant's interest as of the special valuation date determined in the separate Trust Agreement. Notwithstanding the foregoing, if a Participant has a segregated account invested on an individually directed basis or pending distribution, the value of the Participant's interest held in such account shall be the fair market value of the assets in such account, which may be distributed in cash or in kind, provided any in-kind distribution may not include an annuity contract unless the rules of Section 7.12 are followed.

                  SECTION 5.8 -- VESTING OF PARTICIPANT'S INTEREST.

                  a. EMPLOYEE CONTRIBUTIONS. A Participant's interest in Employee contributions, and the earnings, losses and changes in fair market value thereon, shall be fully vested and non- forfeitable at all times.

                  b. ELECTIVE DEFERRALS, QUALIFIED NON-ELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS. A Participant's interest in all elective deferrals, qualified non-elective contributions made pursuant to Section 4.2h above, and qualified matching contributions made pursuant to Section 4.3c above, and the earnings, losses and changes in fair market value thereon, shall be fully vested and non-forfeitable at all times.

                  c. OTHER EMPLOYER CONTRIBUTIONS. A Participant's interest in the contributions made by the Employer other than those contributions subject to b above, and the earnings, losses and changes in fair market value thereof, shall become vested to the extent of the following percentages based upon the number of years of service credited to such Participant under Section 5.11:

                 YEARS OF SERVICE              PERCENTAGE OF VESTING

                          1                              0%
                          2                             20%
                          3                             40%
                          4                             60%
                          5                             80%
                          6                            100%

The vested interest of any participant who does not complete an Hour of Service after the end of the Plan Year beginning in 1988 shall be determined pursuant to the terms of the Plan in effect prior to the Plan Year beginning in 1989.

                  d. VESTING UPON ATTAINMENT OF NORMAL RETIREMENT AGE, DISABILITY OR DEATH. When any employee, while employed, shall reach Normal Retirement Age, shall die, or shall suffer total disability, the Participant's entire interest in the Trust Fund shall become fully vested and non-forfeitable, without regard to the length of service with the Employer.

                  e. PROHIBITION AGAINST REDUCTION OF VESTING. The percentage of vesting of each Participant shall not be reduced and each Participant's percentage of vesting as of the effective date of any amendment to the vesting schedule shall be at least equal to the percentage of vesting of that Participant determined without regard to the provisions of this Plan after its amendment or restatement. Any change to the vesting schedule shall also be subject to the requirements of section 10.5d below.

                  SECTION 5.9 -- FORFEITURES.

                  Any portion of the interest of a Participant which shall not have become vested shall be a forfeitable interest. A forfeiture shall occur on the Anniversary Date of the year in which the Participant incurs a fifth consecutive one year Break in Service, unless a forfeiture occurs pursuant to the cash out provisions of Section 5.10. No forfeitures will occur solely as a result of a Participant's withdrawal of employee contributions. Forfeitures shall be treated as follows:

                  a FORFEITURE OF EMPLOYER PROFIT-SHARING CONTRIBUTIONS. Any forfeiture of Employer profit-sharing contributions arising in the Plan, including earnings thereon, shall be reallocated to the accounts of the remaining Participants with the contribution of the Employer in accordance with the provisions of Section 5.1 above.

                  b. FORFEITURES OF EMPLOYER MATCHING CONTRIBUTIONS. Any forfeitures of Employer matching contributions arising in the Plan, including earnings thereon, shall reduce the future matching contributions of the Employer under Section 4.3.

                  SECTION 5.10 -- CASH OUT AND REPAYMENT RULES.

                  If a Participant who is less than one hundred percent (100%) vested receives a distribution on account of his or her termination of employment of his or her entire vested interest, the non-vested interest of such Participant shall be forfeited upon such distribution, subject to restoration as provided in this Section upon repayment by the Participant. Any distribution shall be made in accordance with the applicable requirements of
Article VII. A distribution shall be deemed to be on account of termination of employment if it is made not later than the close of the second Plan Year following the Plan Year in which the employee's termination of participant occurs. If the Participant is re-employed prior to incurring five (5) consecutive one year Breaks in Service, the Participant shall have the right to repay such distribution. The amount of the distribution must be repaid in full prior to the earlier of five (5) years after the date of the Participant's re-employment or the date the Participant incurs five (5) consecutive one (1) year Breaks in Service. Upon such repayment, the entire interest of such employee shall be restored to its level as of the date of distribution. If a Participant who has no vested interest terminates employment, his or her non-vested interest shall be forfeited upon such termination of employment, and such non-vested interest shall be restored upon such Participant's re-employment. Any restoration pursuant to this Section may be made from Employer contributions or forfeitures and such restoration shall be made no later than the end of the Plan Year following the Plan Year in which the repayment occurs. No restoration shall be required under this Section if the Plan has terminated prior to the date the former Participant becomes re-employed. If a benefit is forfeited because the Participant or beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or the Participant's beneficiary.

                  SECTION 5.11 -- DETERMINATION OF YEARS OF SERVICE FOR
                                  VESTING PURPOSES.

                  A Participant's Years of Service for vesting purposes shall be determined as follows:

                  a. A Year of Service for vesting purposes means a vesting computation period during which the employee has at least 1,000 Hours of Service. A Break in Service for vesting purposes means a vesting computation period in which the employee does not complete more than 500 Hours of Service. The vesting computation period shall be the Plan Year.

                  b. In the case of a Participant who has incurred a one (1) Year Break in Service, years of service before such break will not be taken into account until such Participant has completed one (1) Year of Service after such Break in Service.

                  c. In the case of a Participant who has five (5) or more consecutive one (1) Year Breaks in Service, the Participant's pre-break service will count in vesting of the Employer derived accrued benefit only if either:

                           (i) such participant has any non-forfeitable
interest in the accrued benefit attributable to Employer contributions at the time of separation from service, or

                           (ii) upon returning to service the number of
consecutive one (1) year Breaks in Service is less than the number of Years of Service.

                  d. In the case of a Participant who has five (5) consecutive one (1) year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of vesting the Employer derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer derived account balance that accrued after such breaks. Both accounts will share in the earnings and losses of the Fund. In the case of a Participant who does not have five (5) consecutive one (1) year Breaks in Service, both the pre-break and the post-break service will count in vesting both the pre-break and post-break Employer derived account balance.

                  e. If there is a change in the vesting computation period, a Participant shall receive credit based upon the old vesting computation period for Years of Service through the old vesting computation period ending in the first new vesting computation period, and shall receive credit based upon any new vesting computation period for all Years of Service beginning on or after the first day of the first new computation period.

                  f. Service with any Employer prior to any period during which it is required to be aggregated with the Employer under Code ss.414 shall not be counted for vesting purposes unless otherwise specified in Section 2.22.

                  g. Service will be credited for Qualified Military Service to the extent required by Code ss.414(u).

                  SECTION 5.12 -- LEAVES OF ABSENCE.

                  A leave of absence granted by the Employer for purposes other than Qualified Military Service shall not be considered as a Break in Service or a termination of employment. A Participant shall not be credited with Hours of Service during any period during which the Participant is on a leave of absence, as provided above, unless the Participant receives or is entitled to receive Compensation from the Employer for such period.

                  SECTION 5.13 -- VESTING UPON TERMINATION OR PARTIAL
                                  TERMINATION OF PLAN OR DISCONTINUANCE
                                  OF CONTRIBUTIONS TO THE PLAN.

                  Upon the termination or partial termination of the Plan, or in the case of a profit- sharing plan, the complete discontinuance of contributions under the Plan to the Trust, the interests of all affected employees shall become fully and completely vested and non-forfeitable for all purposes.

                                   ARTICLE VI

                  LIMITATIONS ON ALLOCATIONS AND CONTRIBUTIONS

                  SECTION 6.1 -- GENERAL RULE.

                  a. LIMITATION. Except to the extent permitted under Section 4.2i of the Plan and ss.414(v) of the Code, no Participant may receive an allocation for any Limitation Year which, when combined with the Participant's allocation under all other defined contribution plans maintained by the Employer, exceeds the lesser of: (i) $40,000, as adjusted for increases in the cost of living under Code ss.415(d) or (ii) 100% of the Participant's Compensation for such Limitation Year. If a short Limitation Year is created as a result of a change in the Limitation Year, the dollar limitation for such short Limitation Year shall be the dollar limitation as set forth in this subsection multiplied by a fraction, the numerator of which is the number of months in such short year and the denominator of which is twelve (12).

                  b. ALLOCATIONS. For the purpose of applying the limitations of Sections 6.1 and 6.2, the allocation to the Participant shall include the following amounts allocated to the account of a Participant for a Limitation
Year: (i) Employer contributions, (ii) forfeitures, and (iii) Employee contributions. A Participant's Compensation and the allocations to his or her contribution account shall include Compensation from, and allocations received under any retirement plan maintained by, the Adopting Employer, a Covered Employer, or any other employer whose employees are required to be aggregated with those of the Adopting Employer under Code ss.ss.414(b), 414(c), 414(m) or 414(o). In applying Code ss.ss.414(b) and 414(c) for this purpose, the adjustments to the definition of controlled groups of corporations and other businesses required by Code ss.415(h) shall be made.

                  c. EXCLUDED AMOUNTS. Any amount not set forth in subsection b shall not be considered an allocation, except as otherwise provided in Section
6.2. The amounts not considered as allocations include rollover contributions.

                  d. TREATMENT OF EXCESS. If as a result of the allocation of forfeitures, reasonable error in determining compensation or Elective Deferrals or any other facts or circumstances as permitted by the Internal Revenue Service, an allocation would otherwise exceed the limitations of this Section, any Cash or Deferred Contribution allocated to the account of the Participant shall be returned to such Participant to the extent necessary to reduce such allocation to a level in compliance with the limitations of Sections 6.1 and 6.2; provided that in the case of a Highly Compensated Employee, the Employer may, in its discretion, reallocate or hold in suspense Employer matching and profit-sharing contributions, or either of them, pursuant to the remaining provisions of this subsection d, in lieu of returning Elective Deferrals to the Highly Compensated Employee. If after such return of contributions there still remains an excess, the excess over such limitations shall be held in a suspense account until such amount can be applied to reduce the next contribution of the Employer or can be allocated in the same proportions as the Employer contributes without violating the limitations of this Article. If the Employer maintains more than one qualified defined contribution plan, the excess shall be considered to have first occurred in the plan to which the contribution of the Employer is discretionary, and if there is no such plan, the excess shall be treated as having occurred in all defined contribution plans on a pro rata basis based upon the Employer contribution to each of the plans. Amounts held in the suspense account shall not participate in the allocation of earnings and losses of the Trust Fund and charges in the fair market value of the net assets of the Trust Fund. If this Plan is terminated when there is an amount held in such a suspense account, the amount held in such account which cannot be allocated to Participants without exceeding the foregoing limits shall be returned to the Employer. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to participants or former participants.

                  SECTION 6.2 -- DEFINITIONS; TRANSITION AND OTHER
                                 SPECIAL RULES.

                  a. ALLOCATIONS. In addition to the amounts allocated to a Participant's account set forth in subsection b of Section 6.1 above, the allocation to a Participant shall include amounts allocated on the Participant's behalf to an individual medical account, as defined in Code ss.415(1)(2), which is a part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit plan covered by Code ss.419(e) and maintained by the Employer, other than contributions for medical benefits made after separation from service, as prescribed in Code ss.ss.401(h) and 419A(f)(2).

                  b. COMPENSATION. For the purpose of applying the limitations under this Article VI, other than Sections 6.3, 6.4 and 6.5, Compensation shall mean the Compensation (or the earned income of a self-employed individual, if applicable), as defined in Article II, provided that all amounts included in the Participant's W-2 taxable compensation shall be included, except as limited below. Amounts realized from the application of Code ss.83 to a non-qualified stock option or upon the disposition of stock acquired under a qualified stock option shall not be considered as Compensation. For the purpose of applying Sections 6.3, 6.4 and 6.5, Compensation shall be as defined in Article II, increased by bonuses.

                  SECTION 6.3 -- DEFERRAL PERCENTAGE TESTS FOR ELECTIVE
                                 DEFERRALS.

                  a. DEFERRAL PERCENTAGE TEST. The Average Deferral Percentage in any Plan Year of all Participants who are Highly Compensated Employees may not exceed the greater of the following amounts:

                           (i) One Hundred Twenty-Five Percent (125%) of the
Average Deferral Percentage for the current Plan Year of all Participants who are not Highly Compensated Employees; or

                           (ii) The Average Deferral Percentage for the current
Plan Year of all Participants who are not Highly Compensated Employees, plus two (2) percentage points (2%), limited to two (2) times the Average Deferral Percentage for all such Participants.

                  b. TESTING YEAR. For purposes of the foregoing, the Average Deferral Percentage for a Plan Year is the average of the Elective Deferrals (plus qualified non-elective contributions under Section 4.2h and qualified matching contributions under Section 4.3c) made by each applicable Participant for a Plan Year, divided by the total Compensation of such Participant during such Plan Year. For this purpose, Compensation shall be as defined in Section 6.2b.

                  c. SEPARATE TESTING FOR CERTAIN NEW PARTICIPANTS. In applying the foregoing Average Deferral Percentage Test in Plan Years beginning after December 31, 1998, Participants who do not otherwise meet the age and service requirements shall be excluded from consideration if such Participants are not Highly Compensated Employees and the coverage requirements under Code ss.410(b) are tested separately for such Participants.

                  d. CORRECTION FOR EXCESS DEFERRALS. If the Elective Deferrals by the Participants who are Highly Compensated Employees exceeds the foregoing limitation, then the amount deferred by such Participants shall be reduced to the extent necessary to satisfy such limitation and such excess amount, together with earnings thereon, shall be refunded to such Participants no later than the end of the Plan Year next following the Plan Year in which such deferrals were made by the Participants. The amount refunded to each such Participant shall be reduced by excess deferrals previously distributed pursuant to Section 4.2g. The aggregate excess deferrals to be refunded to the Participants who are Highly Compensated Employees, as a group, shall be determined by reducing the Elective Deferrals of the Highly Compensated Employees, as a group, by the amount necessary to cause the Average Deferral Percentage for the Highly Compensated Employees, as a group, to satisfy the test set forth in subsection a above. Such reduction shall be made by first reducing the Elective Deferrals of the Highly Compensated Employee with the highest Average Deferral Percentage to equal the Average Deferral Percentage of the Highly Compensated Employee with the next highest Average Deferral Percentage. This process shall be repeated until the Average Deferral Percentage for the Highly Compensated Employees, as a group, satisfies the test set forth in subsection a above. If a lesser reduction at any such level would cause the Average Deferral Percentage of the Highly Compensated Employees, as a group, to meet the test set forth in subsection a above, then only such lesser reduction shall be made. For Plan Years beginning on or after January 1, 1997, the aggregate excess contribution, as so determined, shall be allocated to and distributed among the Participants who are Highly Compensated Employees in accordance with the dollar leveling method, as follows: (i) the Elective Deferral of the Highly Compensated Employee with the highest dollar amount of Elective Deferral shall be reduced by the amount required to cause that Highly Compensated Employee's Elective Deferral to equal the dollar amount of the Elective Deferral of the Highly Compensated Employee with the next highest amount of Elective Deferral; (ii) if the total amount distributed is less than the total excess deferrals as calculated above, then the distribution step shall be repeated until the total excess deferrals have been distributed. No more than an amount equal to the aggregate excess deferrals shall be required to be distributed. Earnings shall be allocated to and refunded with Excess Deferrals in the same manner as described in subsection g of Section 4.2 above, provided that income, losses and changes in fair market value shall be determined as of the Anniversary Date and not as of the last day of each Participant's taxable year.

                  e. SPECIAL RULES.

                           (i) MULTIPLE 401(K) ARRANGEMENTS. The deferral
percentage test under Code ss.401(k) for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the deferral percentage test under Code ss.401(k)) allocated to his or her accounts under two or more arrangements described in ss.401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                           (ii) PLAN AGGREGATION. In the event that this Plan
satisfies the requirements of ss.ss.401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the deferral percentage test under Code ss.401(k) of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy ss.401(k) of the Code only if they have the same Plan Year.

                           (iii) TREATMENT OF CERTAIN FAMILY MEMBERS IN YEARS
BEGINNING BEFORE 1997. For purposes of determining the deferral percentage test under Code ss.401(k) of a Participant who is a five percent (5%) owner or one of the ten (10) most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the deferral percentage test under Code ss.401(k)) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in ss.414(q)(6) of the Code). For Plan Years beginning before January 1, 1997, Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the deferral percentage test under Code ss.401(k) both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                           (iv) TIME OF CONTRIBUTIONS. For purposes of
determining the deferral percentage test under Code ss.401(k), Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which contributions relate.

                           (v) RECORDS. The Employer shall maintain records
sufficient to demonstrate satisfaction of the deferral percentage test under Code ss.401(k) and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

                           (vi) OTHER REQUIREMENTS. The determination and
treatment of the deferral percentage test under Code ss.401(k) of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  SECTION 6.4 -- CONTRIBUTION PERCENTAGE TEST FOR MATCHING
                                 AND EMPLOYEE CONTRIBUTIONS.

                  a. GENERAL. The Average Contribution Percentage in any Plan Year of all Participants who are Highly Compensated Employees may not exceed the greater of the following amounts:

                           (i) One Hundred Twenty-Five Percent (125%) of the
Average Contribution Percentage for the current Plan Year of all Participants who are not Highly Compensated Employees; or

                           (ii) The Average Contribution Percentage for the
current Plan Year of all Participants who are not Highly Compensated Employees, plus two percentage points (2%), limited to two times the Average Contribution Percentage for all such Participants.

                  b. TESTING YEAR. For purposes of the foregoing, the Average Contribution Percentage for a Plan Year is the average of the matching contributions (other than qualified matching contributions) allocated to a Participant for a Plan Year divided by the total Compensation of such Participant during such Plan Year. For this purpose, Compensation shall be as defined in Section 6.2b.

                  c. SEPARATE TESTING FOR CERTAIN NEW PARTICIPANTS. In applying the foregoing Average Contribution Deferral Percentage Test in Plan Years beginning after December 31, 1998, Participants who do not otherwise meet the age and service requirements shall be excluded from consideration if such Participants are not Highly Compensated Employees and the coverage requirements under Code ss.410(b) are tested separately for such Participants.

                  d. CORRECTION FOR EXCESS CONTRIBUTIONS. If the amount to be contributed by the Employer and allocated to the accounts of Participants who are Highly Compensated Employees exceeds the foregoing limitations, then the amount so allocated shall be reduced, pro rata among such Participants, to the extent necessary to satisfy such limitation and such excess amount, together with earnings thereon, shall be distributed to such Participants no later than the end of the next Plan Year in which such contributions were made. The amount refunded to each Participant shall be reduced by any excess contributions previously distributed. In determining the amount of such reduction allocated and refunded to each such Participant, the maximum Average Contribution Percentage for Participants who are Highly Compensated Employees shall be determined pursuant to the foregoing limitations, and the amount of necessary reduction shall be allocated among those Participants who are Highly Compensated Employees and whose contribution percentages exceed such maximum permissible Average Contribution Percentage in proportion to the amount of contributions made on behalf of each such Participant. For Plan Years beginning before 1997, the reduction shall be allocated in proportion to each such Participants actual contribution percentage divided by the sum of contribution percentages for all such Participants. Earnings shall be allocated to and included in such refunded amounts in the same manner as earnings are allocated to excess deferrals as described in subsection g of Section 4.2 above, provided that income, losses and changes in fair market value shall be determined as of the Anniversary Date and not as of the last day of each Participant's taxable year.

                  e. ADJUSTMENT OF CONTRIBUTION PERCENTAGE. The Employer may in its discretion make contributions to the Plan which shall be designated as additional matching contributions and which shall be allocated to the accounts of Participants who are not Highly Compensated Employees, in order to increase the Average Contribution Percentage of such Participants. In applying the limitation of subsection a above, the Administrator shall take into account such designated matching contributions and may, at its option, take into account Elective Deferrals under Section 4.2 and other Employer Contributions under subsections 4.2h and 4.3c, provided that no amounts taken into account in satisfying the deferral percentage test of Code ss.401(k) set forth in Section
6.3 above may again be taken into account to satisfy the contribution percentage test set forth in subsection a of this Section.

                  f. NON-VESTED CONTRIBUTIONS. In the event any excess contribution otherwise subject to distribution to the Participant pursuant to the provisions of subsection e of this Section 6.4 is not vested, such non-vested excess contribution shall be forfeited by the Participant. The forfeiture shall occur on the last day of the Plan Year in which the excess contribution occurs. The provisions of Section 5.9 shall apply to any amounts subject to forfeiture.

                  SECTION 6.5 -- ADDITIONAL RULES FOR DEFERRAL PERCENTAGE TEST
                                 AND CONTRIBUTION PERCENTAGE TEST.

                  a. EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions are the total of the Elective Deferrals in excess of the limitations of Section 6.3 plus the matching contributions and employee contributions in excess of the limitations of Section 6.4.

                  b. DISPOSITION OF EXCESS AGGREGATE CONTRIBUTIONS.

                           (i) GENERAL. Notwithstanding any other provision of
this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of ss.414(q)(6) of the Code, prior to their repeal, in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

                           (ii) DETERMINATION OF INCOME OR LOSS. Excess
Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the Deferral Percentage test under Code ss.401(k)) and, if applicable, Qualified Non-Elective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                           (iii) FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS.
Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

                           (iv) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS.
Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro rata basis from the Participant's Employee Contribution Account, Matching Contribution Account, and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-Elective Contribution Account or Elective Deferral Account, or both).

                           (v) AGGREGATE LIMIT. For purposes of this section,
the term "Aggregate Limit" shall mean the sum of (i) one hundred twenty-five percent (125%) of the greater of the deferral percentage of the Non-Highly Compensated Employees for the Plan Year or the contribution percentage of the Non-Highly Compensated Employees under the Plan subject to Code ss.401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement under ss.401(k) and (ii) the lesser of two hundred percent (200%) or two (2) plus the lesser of such deferral percentage or contribution percentage. The word "lesser" shall be substituted for "greater" in (i), above, and "greater" shall be substituted for "lesser" after "two (2) plus the" in
(ii) if by substituting such terms would result in a larger Aggregate Limit.

                  c. SPECIAL RULES.

                           (i) AGGREGATION OF PLANS. In the event that this
Plan satisfies the requirements of ss.ss.401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the deferral percentage test under Code ss.401(m) of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy ss.401(m) of the Code only if they have the same Plan Year.

                           (ii) CERTAIN HIGHLY COMPENSATED EMPLOYEES BEFORE
1997. For purposes of determining the Average Contribution Percentage test under Code ss.401(m) of a Participant who is a five percent (5%) owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the contribution percentage test under Code ss.401(m)) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) and Compensation of the Plan Year of Family Members (as defined in ss.414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the contribution percentage test under Code ss.401(m) both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                           (iii) COMBINATION OF CORRECTION METHODS. A Plan may
use any of the correction methods described in this Article VI to comply with the deferral percentage test of Section 6.3 and the contribution percentage test of Section 6.4 to avoid or correct excess deferrals or excess contributions. Accordingly, a Plan may utilize any combination of elected deferrals, qualified non-elected contributions and qualified matching contributions to satisfy the test and, may in addition or alternatively, distribute or forfeit as the case, excess deferrals and excess contributions. In addition, a Plan may limit elected deferrals in a manner designed to prevent excess deferrals from being made or may use any other combination of available correction methods to avoid or correct excess deferrals or excess contributions.

                                  ARTICLE VII

                          DISTRIBUTION FROM TRUST FUND

                  SECTION 7.1 -- WHEN INTERESTS BECOME DISTRIBUTABLE
                                 AND EFFECT THEREOF.

                  a. COMMENCEMENT OF DISTRIBUTIONS. The vested interest of a Participant shall become distributable as hereinafter provided in this Article VII following the date the Participant dies, suffers total disability, retires or terminates employment for any other reason. Distributions may be made prior to termination of employment for Participants who have attained Normal Retirement Age. Withdrawals may be made in accordance with the provisions of
Section 7.8. Distribution shall not be permitted prior to the occurrence of one of the foregoing events other than to comply with the distribution commencement date requirements of Section 7.4 or to comply with a qualified domestic relations order under Section 7.9.

                  b. NORMAL RETIREMENT AGE. The Normal Retirement Age for each Participant shall be sixty (60) years, and the normal retirement date for each Participant shall be his sixtieth (60th) birthday. A Participant may, but shall not be required to, continue to participate in the Plan following attainment of the Normal Retirement Age and until actual retirement.

                  SECTION 7.2 -- NOTIFICATION OF TRUSTEE AND TRANSFER OF
                                 INTEREST TO SEGREGATED ACCOUNT.

                  a. NOTIFICATION OF TRUSTEE. As soon as possible after a Participant's interest shall have become distributable, the Administrator shall notify the Trustee of the Participant's name and address, the amount of interest which has become distributable, the reason for its having become distributable and the manner of distribution in accordance with the Plan.

                  b. TRANSFER TO SEGREGATED ACCOUNT. The Administrator may, in its discretion, direct the Trustee to transfer a Participant's distributable interest from the general Trust Fund into a segregated account within the Trust Fund to the credit of such Participant. If such interest is not transferred, the Administrator shall direct the Trustee to make such distribution, in cash or in kind, directly from the general Trust Fund.

                  c. INVESTMENT OF SEGREGATED ACCOUNT. Any segregated account maintained for a Participant's interest which shall have become distributable shall be invested by the Trustee in any one or more of the investments authorized in the separate Trust Agreement, as the Trustee and the Administrator shall mutually determine. Notwithstanding any other provisions of this Plan, the segregated account of a Participant shall alone participate in the income, gains or losses of the property so segregated and alone shall be liable upon contracts made for its benefit or liabilities arising from the investment of such account. Any expenses resulting from the investments made for the benefit of such account shall be borne solely by such Participant's account. Anticipated earnings or interest on any such investments shall be taken into account in determining the amount of the equal installments to be paid to the Participant or the Participant's beneficiary.

                  SECTION 7.3 -- TIME OF DISTRIBUTIONS.

                  a. IN GENERAL. The interest of the Participant shall be distributable commencing no later than an administratively feasible period following the applicable event described in subsection a of Section 7.1 above. Unless the Participant elects otherwise, distribution of benefits will commence no later than sixty (60) days after the end of the Plan Year in which occurs the latest of (i) the date the Participant attains the Normal Retirement Age,
(ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the date the Participant terminates service with the Employer.

                  b. DISTRIBUTION OF PARTICIPANT'S INTEREST IN EMPLOYER'S CONTRIBUTIONS FOR YEAR OF TERMINATION. The vested interest of the Participant in the Employer's contribution for the Plan Year in which occurs the applicable event under subsection a of Section 7.1 above shall be distributed to the Participant or the Participant's beneficiary as soon as practicable after the end of such Plan Year, either by allocation of such interest to the Participant's account if distribution of the remainder of such account has not been completed, or the distribution of such interest in a lump sum if the remainder of such account has been distributed.

                  c. PARTICIPANT CONSENT. No distribution under this Plan may be made to a Participant whose vested account balance exceeds $5,000 ($3,500 for Plan Years beginning prior to August 5, 1997) prior to the later of the Participant's normal retirement age, or the Participant's sixty- second (62nd) birthday, without the Participant's written consent. For this purpose, the value of the vested account balance shall be determined as of the date distributions under this Section 7.3 commence. The value of a Participant's vested account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code ss.ss.402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16). Prior withdrawals under Section 7.8 shall not be added back to determine whether the foregoing dollar limit is exceeded. A Participant may elect, with the consent of the Administrator, to have the commencement of the Participant's benefit deferred until a date later than the date specified in subsection a of this Section 7.3, but in no event shall the commencement of distribution be later than the required distribution commencement date specified in Section 7.4. Such an election shall be made by submitting to the Administrator a written request, signed by the Participant which describes the benefit and the date on which the payment of such benefit shall commence. If the Participant has been married during the one year period ending with the date specified in subsection a, the Participant's spouse must consent to the election to defer commencement of the Participant's benefit. Notwithstanding the foregoing, the failure of a Participant (and the Participant's spouse, if applicable) to consent to a distribution of a benefit which is immediately distributable, as determined under subsection a, shall be deemed to be an election to defer commencement of distributions.

                  d. DISTRIBUTION OF A PARTICIPANT'S CONTRIBUTIONS. Any other provision of this Section 7.3 to the contrary notwithstanding, a Participant, in the event of termination of employment for any reason, shall be entitled to receive payment in one lump sum of the Participant's Elective Deferrals Account balance and the Employee Contributions Account represented by the contributions actually made by the Participant, including Elective Deferrals, provided the Participant makes written demand therefor upon the Administrator. The earnings, gains and increases in fair market value of such accounts may be distributed at such time or may be distributed at the same time and in the same manner as the Participant's interest attributable to Employer contributions, as set forth in subsection a above.

                  e. WAIVER OF THIRTY (30) DAY NOTICE. A distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                  f. CASH OUT OF CERTAIN ACCOUNTS. In the event the Participant's consent to distribution is not required under subsection c, the Trustee may commence distribution without such Participant's consent. For distributions made under the foregoing sentence in excess of $1,000 after final regulations are issued implementing Section 657(c)(2)(A) of the Economic Growth and Tax Relief Reconciliation Act of 2001, distribution shall be made to an individual retirement plan of a trustee or issuer designated by the Plan Administrator if the Participant does not make an election with respect to such distribution. If such a distribution to an individual retirement plan is made, the Plan Administrator shall provide notice to the Participant in writing that the distribution may be transferred to another individual retirement plan.

                  SECTION 7.4 -- REQUIRED DISTRIBUTION COMMENCEMENT DATE.

                  a. IN GENERAL. Distribution of a Participant's interest must begin no later than the "Required Beginning Date", which for this Article shall mean April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains the age of seventy and one- half (70-1/2) or
(ii) the calendar year in which the Participant retires, but only if the Participant is not a five percent (5%) owner of the Employer (as defined in Code ss.416) during the Plan Year ending in the Calendar Year in which the Participant attains the age of seventy and one-half (70-1/2). A Participant who attained the age of seventy and one-half (70-1/2) prior to January 1, 1999, may, but shall not be required to, commence distributions pursuant to this
Section 7.4 as if the Participant's Required Beginning Date was April 1 of the calendar year following the calendar year in which the Participant attained the age of seventy and one-half (70-1/2), without regard to whether the Participant is a five percent (5%) owner. The provisions of this Section 7.4 shall apply notwithstanding the application of any other provision of this Plan or any Participant election to defer the commencement of distributions.

                  b. TIMING AND FORM OF DISTRIBUTION. Distribution shall commence no later than the Required Beginning Date set forth in subsection a above and shall continue thereafter over a period not exceeding the longer of
(i) the Uniform Distribution Period, or (ii) the joint lives of the Participant and a spouse designated beneficiary (or the joint and last survivor life expectancy of the Participant and a spouse designated beneficiary, if longer), recalculated annually. The Uniform Distribution Period is the period determined under Prop. Treas. Reg. ss.1.401(a)(9)-5, or a subsequent regulation with similar purpose and effect. The minimum required distribution shall be determined each year based on the Participant's then account balance divided by the remaining distribution period described above, pursuant to requirements of Code ss.401(a)(9) and Treasury Regulations thereunder. The required payment for the first calendar year shall be made on or before the Required Beginning Date. The required payment for any subsequent calendar years shall be made on or before December 31 of such year. A Participant may elect, effective on any date following the date the Participant attains age seventy and one-half (70-1/2), to receive a distribution of the Participant's entire interest in the Plan in one lump sum or to otherwise receive distributions in excess of the minimum required distributions otherwise determined under this Section 7.4.

                  c. EFFECT OF DEATH OF PARTICIPANT. In the event distributions required by this Section 7.4 have not commenced as of the date of the Participant's death or in the event such payments have not been completed by such date, payments shall be made to the Participant's beneficiary pursuant to the provisions of Section 7.6.

                  d. COMPLIANCE WITH APPLICABLE CODE PROVISIONS. Notwithstanding the foregoing and any provisions of Section 7.6 to the contrary, the Administrator shall require any distributions necessary to meet the requirements of Code ss.401(a)(9) and the Treasury Regulations thereunder. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code ss.401(a)(9) in accordance with the regulations under such Section that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code ss.401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

                  SECTION 7.5 -- MANNER OF DISTRIBUTION.

                  When a Participant's interest shall become distributable, the Participant or the Participant's beneficiary after the Participant's death shall elect the manner of distribution. Distribution may be made in one or more of the following methods:

                  a. LUMP SUM DISTRIBUTION. The Participant's interest may be paid to the Participant or the Participant's beneficiary after the Participant's death, by the distribution of the total vested balance of the Participant's account in one lump sum.

                  b. INSTALLMENTS. The Participant's interest may be paid to the Participant or the Participant's beneficiary in substantially equal periodic installments.

                  c. TRANSFER TO OTHER PLANS. The Participant's interest may be transferred to another qualified plan or Individual Retirement Account as authorized in Section 12.1 below, at the written direction of the Participant.

                  SECTION 7.6 -- DISTRIBUTIONS AFTER DEATH.

                  Distributions after the death of a Participant shall be subject to the following rules:

                  a. DETERMINATION OF DESIGNATED BENEFICIARY.

                           (i) The beneficiary of a married Participant shall
be the Participant's spouse, unless the Participant, with the written consent of the Participant's spouse, has designated another beneficiary. The written consent of the spouse must acknowledge the effect of the beneficiary designation, the beneficiary designation must designate a specific beneficiary and the spouse's consent must be witnessed by a plan official or a notary public. If a new beneficiary is subsequently designated, a new spousal consent will be required. Subject to the foregoing, a participant shall have the right to designate a beneficiary or beneficiaries and one or more contingent beneficiaries to receive the Participant's vested account balance upon the Participant's death. Such designation shall be made on the form provided by and delivered to the Administrator. The Participant shall have the right to change or revoke any such designation from time to time. Such a change may be made at any time prior to the Participant's death; provided that no such change shall have any effect on distributions made prior to the date such change is delivered to and accepted by the Administrator. If a change in designated beneficiaries occurs after the Participant's required beginning date, and either the old or the new beneficiary is the Participant's spouse, the applicable distribution period shall be revised pursuant to Section 7.4.

                           (ii) If the beneficiary of the Participant should
die, cease to exist or disclaim his or her interest, in whole or in part, prior to the completion of the distribution to such beneficiary, the remaining distribution shall be made to the contingent beneficiary designated by the Participant, if any. If any contingent beneficiary shall die, cease to exist or disclaims his or her interest during such period, distribution of the remainder of the Participant's interest shall be made to the next contingent beneficiary. Any beneficiary of the Participant may disclaim all or any portion of the interest of that beneficiary by written disclaimer filed with the Administrator. In the event a beneficiary should die, cease to exist, disclaim his or her interest or receive a complete distribution of his or her interest prior to the last day of the calendar year following the year of the Participant's death, such beneficiary shall not be considered a beneficiary for purposes of the applicable distribution period under this Section 7.6. In such event, the contingent beneficiary who is actually receiving the distribution or the remaining distribution of the deceased Participant's account balance shall be considered the beneficiary for purposes of the applicable distribution period under this Section 7.6.

                           (iii) If a Participant, who has not been married to
his or her spouse throughout the one-year period ending on the date of the Participant's death shall have failed to designate a beneficiary, or if all designated beneficiaries or contingent beneficiaries should die, cease to exist or disclaim their interest prior to distribution, the Administrator shall direct the Trustee to pay the Participant's interest to the Participant's surviving spouse, if any, or if none, then to the personal representative of the Participant's estate. If, however, no personal representative shall have been appointed and the actual notice thereof given to the Administrator within one hundred thirty (130) days after the Participant's death, the Administrator may direct the Trustee to pay the Participant's interest to such person or persons as may be entitled thereto under the laws of intestate succession of the state where such Participant resides at the date of the Participant's death and, in such case, the Administrator may require such proof of right or identity from such person or persons as the Administrator may deem necessary.

                           (iv) The beneficiary of any insurance contract on
the Participant's life owned by the Plan and forming a part of the Participant's account shall be the Participant's designated beneficiary as set forth above, unless the Participant, on the beneficiary designation form prescribed by the Administrator, designates another beneficiary or beneficiaries to receive this portion of the Participant's account.

                  b. DISTRIBUTIONS COMMENCING AFTER DEATH. If the Participant dies before the Participant's Required Beginning Date, the Participant's entire interest shall be distributed as follows:

                           (i) SPOUSE AS DESIGNATED BENEFICIARY. If the sole
designated beneficiary is the Participant's surviving spouse, the Participant's entire vested account balance in the Plan must be distributed to the Participant's surviving spouse over one of the following periods (I) at any time during the five (5) year period which begins on the date of the Participant's death; (II) over a period based on the life expectancy of the Participant's surviving spouse, recalculated annually and beginning no later than the last day of the calendar year after the year in which the Participant died (with life expectancy based on the surviving spouse's age on the surviving spouse's birthday in the year following the year of the Participant's death); or (III) over a period based on the life expectancy of the Participant's surviving spouse, recalculated annually and beginning as of the last day of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2). Upon the death of the Participant's surviving spouse, any undistributed vested account balance of the Participant shall be distributed over the remaining life expectancy of the Participant's surviving spouse, determined based on the surviving spouse's age on the surviving spouse's birthday in the year of the surviving spouse's death. The surviving spouse's remaining life expectancy shall be determined for this purpose without recalculation.

                           (ii) INDIVIDUAL NON-SPOUSE BENEFICIARY. If there is
one individual beneficiary of the Participant and such beneficiary is not the Participant's surviving spouse, then such beneficiary must receive the Participant's vested account balance either (I) at any time during the five (5) year period commencing as of the date of the Participant's death; or (II) over a period which begins no later than the last day of the calendar year following the year of the Participant's death and continues over a period based on the beneficiary's life expectancy, without recalculation, determined based on the beneficiary's age on the beneficiary's birthday in the year following the year of the Participant's death.

                           (iii) MULTIPLE BENEFICIARIES. If the Participant has
designated more than one beneficiary, then the rules of paragraph (ii) above shall apply, provided that the distribution period under (II) thereof shall be based on the life expectancy of the oldest of such beneficiaries.

                           (iv) QUALIFYING TRUST BENEFICIARY. If the
Participant's beneficiary, or one of the Participant's beneficiaries, is a trust, and the trust meets the requirements for designation as a beneficiary prescribed by regulations under Code ss.401(a)(9) (a "Qualifying Trust Beneficiary"), then the provisions of (ii) or (iii), as the case may be, shall apply; provided that such provisions shall be applied based on the life expectancy of the oldest beneficiary of the trust, determined as of the last day of the calendar year following the year of the Participant's death.

                           (v) NO BENEFICIARY OR NO QUALIFYING BENEFICIARIES.
If the Participant has not designated a beneficiary, is not married as of his date of death and has not been married to his or her spouse throughout the one
(1) year period ending on the date of the Participant's death, the Participant's entire vested account balance must be distributed during the five
(5) year period beginning on the date of the Participant's death. The provisions of this paragraph (v) shall also apply in the event the designated beneficiary, or one of the designated beneficiaries, is not an individual or a Qualifying Trust Beneficiary.

                  c. PARTICIPANTS DYING AFTER THE REQUIRED BEGINNING DATE. If a Participant dies after the Required Beginning Date, the minimum distribution for the year in which the Participant dies shall be based on the Uniform Distribution Period and distribution amount determined under Section 7.4, as if the Participant had not died. Distributions beginning the year after the Participant's year of death shall be based on the applicable post-death distribution period. For this purpose, the applicable post-death distribution period shall be determined based on the rules of subsection b above; provided that the five (5) year distribution option shall not apply and further provided that if paragraph (v) of subsection b applies, the post-death distribution period shall be the Participant's life expectancy, determined without reallocation and based on the Participant's age on the Participant's birthday in the year of the Participant's death.

                  All post-death distributions must commence no later than the calendar year following the year of the Participant's death; provided that if the required minimum distribution was not made in the year of the Participant's death and prior to his death, then the distribution, as so determined, pursuant to Section 7.4 for the year of death shall be made prior to the end of the calendar year of the Participant's death.

                  SECTION 7.7 -- AUTHORIZATION OF LOANS TO PARTICIPANTS.

                  a. AVAILABILITY OF LOANS. The Administrator and Trustee may permit Participant loans. Any such loan shall be made at the request of the Participant and shall be subject to the requirements set forth in this Section. Such loans shall be available to all Participants on a reasonably equivalent and non-discriminatory basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees when expressed as a percentage of the employee's vested interest in the Plan. The Administrator shall maintain a separate Participant Loan Policy pursuant to regulations promulgated by the Department of Labor, which shall impose additional limitations, restrictions and requirements which the Administrator determines are necessary or appropriate, provided such loans remain available on an equal, non-discriminatory basis to all Participants.

                  b. AMOUNT OF LOANS. In order not to be treated as a taxable distribution, a loan, when combined with the principal balance due on all other loans made to the Participant by any qualified retirement plan maintained by the Employer, shall not exceed the lesser of $50,000, reduced by the highest outstanding balance of such loans to the Participant during the one year period ending on the day before the date a loan is made, or fifty percent (50%) of such Participant's vested interest.

                  c. REPAYMENT OF LOANS. In order not to be treated as a taxable distribution, a loan must be repaid in substantially level amortized installments of principal and interest over the term of the loan. Any loan shall be repaid within five (5) years. The Administrator in the Participant Loan Policy, may elect to permit the suspension of loan payments during Qualified Military Service pursuant to Code ss.414(u)(4).

                  d. INTEREST RATE. Participant loans shall bear a reasonable rate of interest, as determined under the Participant Loan Policy.

                  e. SECURITY. All Participant loans shall be adequately secured. The vested interest of the Participant in the Trust Fund shall be security for the repayment of such loan up to the lesser of the amount of such loan or fifty percent (50%) of such vested interest and the Administrator may require security in addition to the Participant's vested interest if it deems it necessary or if the Participant fails to consent to the use of his or her vested interest as security.

                  SECTION 7.8 -- IN-SERVICE WITHDRAWALS. The following provisions apply only to withdrawals while the Participant is employed by the
Employer:

                  a. EMPLOYER CONTRIBUTIONS. A Participant shall be entitled to withdraw all or any portion of the Participant's vested interest in the Employer profit-sharing and matching contributions and the earnings, losses and changes in fair market value thereof, provided that a Participant may not at any time withdraw any contributions, or any earnings or changes in fair market value attributable thereto, which have been made by the Employer within a period of two years prior to the date on which the withdrawal takes place. Withdrawals of any post-1988 contributions or earnings may be made only on the account of hardship as defined in subsection d. Any Participant requesting a withdrawal shall elect, in writing, to receive such withdrawal and shall deliver such election and evidence of hardship to the Administrator. The Administrator shall thereupon direct the Trustee to distribute the amount requested if the withdrawal qualifies for hardship. The right to withdraw such amounts shall be available to all Participants in a non-discriminatory manner.

                  b. PRE-1989 PARTICIPANT CONTRIBUTIONS. A Participant may request the withdrawal from the Participant's Employee Contributions Account of any amount up to the amount actually contributed by him prior to January 1, 1989, and earnings or increases in fair market value attributable thereto. A Participant desiring such a withdrawal shall file a written request with the Administrator stating the amount to be withdrawn. The Administrator shall then direct the Trustee to distribute the amount requested to the Participant. The right to withdraw such contributions shall be available to all Participants in a non-discriminatory manner.

                  c. WITHDRAWAL OF ELECTIVE DEFERRALS. A Participant may request withdrawal after age fifty-nine and one-half (59-1/2) or on account of hardship of all or any portion of the amount in the Participant's Elective Deferrals Account that is attributable to the Participant's Elective Deferrals and the earnings or increases in fair market value of the Participant's Elective Deferrals Account. A Participant desiring such a withdrawal shall file a written request with the Administrator which states the amount to be withdrawn, and certifies to such information as is required by the Administrator to determine that such withdrawal meets the requirements for hardship. The Administrator shall then determine whether the hardship of the Participant meets the standards for hardship. If the withdrawal is approved, the Administrator shall then direct the Trustee to distribute the amount to the Participant. The right to withdraw such contributions shall be available to all Participants in a non-discriminatory manner.

                  d. HARDSHIP REQUIREMENTS. A withdrawal shall be deemed to be on account of hardship only if it is made:

                           (i) on account of medical expenses described in Code
ss.213(d) incurred by the Participant, the Participant's spouse, or the Participant's dependents (as defined in Code ss.152);

                           (ii) to purchase (not including mortgage or other
financing payments) the principal residence of the Participant;

                           (iii) for payment of tuition, fees and room and
board expenses for the next succeeding twelve (12) months of post-secondary education for the Participant, the Participant's spouse, and dependent or non-dependent children; or

                           (iv) on account of the need to prevent eviction of
the Participant from the Participant's principal residence or foreclosure on the mortgage or other financing of the Participant's principal residence.

                  The withdrawal must not be in excess of the amount of the immediate and heavy financial need of the Participant. The Participant must have obtained (prior to the hardship withdrawal) all distributions and withdrawals, other than hardship withdrawals, and all loans currently available under all qualified retirement plans maintained by the Employer. Hardship withdrawals shall be made first out of the Participant's Employer Contributions Account, to the extent available, and then out of his or her Elective Deferrals Account. If a Participant receives a withdrawal from the Participant's Elective Deferrals Account, the Participant shall not be permitted to make Elective Deferrals to this Plan or any other employee contributions to this or any other qualified retirement plan maintained by the Employer for six (6) months after the date of distribution.

                  e. FORM OF DISTRIBUTION AND APPLICABLE CONSENTS. Any withdrawal pursuant to this Section 7.8 shall be subject to the requirements as to form of distribution and applicable consents set forth in this Article VII.

                  SECTION 7.9 -- QUALIFIED DOMESTIC RELATIONS ORDER.

                  Distributions or withdrawals from the Trust Fund may be made pursuant to a Qualified Domestic Relations Order meeting all of the requirements of Code ss.414(p), provided the form of distribution directed by such order is permitted under the Plan. Such a distribution may be made prior to the termination of employment of the Participant, even if the Plan does not otherwise permit distributions prior to termination of employment unless otherwise elected by the Employer in the Adoption Agreement. The recipient of such a distribution shall be subject to the consent requirements of this Article. The Administrator shall establish such reasonable procedures as are necessary to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

                  SECTION 7.10 -- SPENDTHRIFT PROVISIONS.

                  All amounts payable hereunder by the Trustee shall be paid only to the Participant or beneficiary entitled thereto, and all such payments shall be paid directly into the hands of such person or persons and not into the hands of any other person, corporation, trustee or entity whatsoever except for transfers to other qualified retirement plans or individual retirement accounts at the written direction of a Participant, and such payments shall not be liable for the debts, contracts or engagements of any such person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings; nor shall any such person or persons have any right to alienate, anticipate, commute, pledge, encumber or assign any such payments or the benefits, proceeds or avails thereof, either voluntarily or involuntarily; provided that nothing herein shall affect, restrict or abridge any right of setoff, lien or security interest which the Trust may have in the Participant's interest as a result of its use as security for a Participant loan to such Participant. This Section shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order under Section 7.10 above. Further, this section shall not apply to any offset of a Participant's benefits provided under the Plan (pursuant to Code ss.401(a)(13)(c)) against an amount a Participant is ordered or required to pay involving a crime involving the Plan, or a civil judgment against the Participant or settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation if such judgment or settlement agreement involves the violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by the Participant.

                  SECTION 7.11 -- INSURANCE OR ANNUITY CONTRACTS.

                  If there has been an investment in a life insurance or annuity contract for the benefit of any Participant whose interest becomes distributable for any reason other than death, such Participant may, subject to any limitation set forth elsewhere in this Plan, obtain an absolute assignment of any such life insurance or annuity contract by informing the Administrator of such election. If the interest of a Participant electing such an assignment is not one hundred percent (100%) vested, the Participant's vested interest shall first be satisfied out of the values of any such contracts, and if the Participant's total vested interest is less than the total values of such contracts, such Participant may obtain such assignment only by paying to the Trustee an amount equal to the difference in the values of such contracts and the Participant's vested interest. If such election is not exercised within thirty (30) days after the termination of employment, the Administrator shall cause such contract to be surrendered and shall add the proceeds of such surrender to the interest of the Participant. Any annuity contract distributed to a Participant shall be non-transferable with respect to such Participant and the annuity contract shall so provide. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

                                  ARTICLE VIII

                  ADMINISTRATION OF PLAN -- PLAN ADMINISTRATOR

                  SECTION 8.1 -- GENERAL DUTIES AND POWERS OF ADMINISTRATOR.

                  The Administrator shall be charged with the administration of this Plan and Trust and shall decide all questions arising in the administration, interpretation and application of the Plan and Trust Agreement, including all questions relating to eligibility, vesting and distribution. The Administrator shall, from time to time, direct the Trustee concerning the payments to be made out of the Trust Fund pursuant to this Plan. The decisions of the Administrator shall be conclusive and binding on all parties subject to the provisions of Section 8.6 below. The Administrator may from time to time establish reasonable procedures, rules and regulations for the administration of the Plan and Trust as it may deem desirable and such procedures, rules and regulations shall be binding on all employees, Participants, former employees and beneficiaries. All procedures, rules, regulations and reports shall be uniformly and consistently applied to all Participants and beneficiaries in similar circumstances.

                  SECTION 8.2 -- ALLOCATION OF FIDUCIARY RESPONSIBILITY.

                  The Administrator may, but shall not be required to, allocate the fiduciary duties and responsibilities under this Plan and Trust between and among the named and acting Plan fiduciaries, subject to the provisions of Part 4 of Subtitle B of Title I of ERISA.

                  SECTION 8.3 -- STANDARD OF CARE AND REVIEW.

                  In reviewing the decisions and actions of the Administrator or another Plan fiduciary who is the Employer or an employee, officer or director of the Employer, the arbitrary and capricious standard shall apply except to the extent a higher standard is imposed by law. An Administrator or other Plan fiduciary described in the preceding sentence shall have full and complete discretion as to decisions it is required or permitted to make and shall be entitled to rely upon information supplied by Participants and their beneficiaries and representatives.

                  SECTION 8.4 -- ORGANIZATION AND OPERATION OF ADMINISTRATOR.

                  The Administrator may appoint such agents as it deems necessary to carry out the administration of the Plan. It may delegate to any agent such duties and powers, both ministerial and discretionary as it deems appropriate, excepting only that all matters involving interpretation of the Plan and settlement of disputes shall be determined by the Administrator. Any determination of the Administrator, when more than one person is serving as Administrator, may be made by a majority of the persons so serving at a meeting thereof, or without a meeting by a resolution or memorandum signed by a majority of the persons so serving, and shall be final and conclusive on the Employer, the Trustee, all Participants, and beneficiaries claiming any rights hereunder, and as to all third parties dealing with the Administrator or with the Trustee. All notices, directions, information and other communications from the Administrator to the Trustee shall be in writing and shall be signed by any person serving as Administrator, by any officer of a Corporation serving as Administrator or by any partner of a partnership serving as Administrator.

                  SECTION 8.5 -- RECORDS AND REPORTS OF THE ADMINISTRATOR.

                  The Administrator shall keep or cause to be kept all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan and Trust, to properly reflect the affairs thereof, to determine the amount of vested and/or forfeitable interests of the respective Participants in the Trust Fund, and the amount of all benefits hereunder. As a part thereof, it shall maintain or cause to be maintained separate accounts for Participants provided for in Article V hereof. The Administrator shall provide to the Trustee such records and information as the Trustee may request to enable the Trustee to carry out its duties hereunder. The Administrator shall also prepare and file, or cause to be prepared and filed, all federal and state reports and returns which may be required by law and shall provide to the Participants and their beneficiaries all notices, reports and descriptions that may be required by law or regulation, and any such report may be signed by any person serving as Administrator.

                  SECTION 8.6 -- COMPENSATION AND EXPENSES OF ADMINISTRATOR.

                  Any person serving as Administrator who is an employee of the Employer shall serve without Compensation. Any person serving as Administrator who is not an employee of the Employer shall be entitled to reasonable Compensation for services actually rendered. The Administrator shall be reimbursed for any necessary expenditures incurred in the discharge of its duties as Administrator. The Compensation of any non-employee Administrator, all agents, counsel or other persons retained or employed by the Administrator shall be fixed by the Administrator subject to the approval of the Trustee and the Employer. All expenses, reimbursements and Compensation authorized by this Section shall be chargeable to and paid from the Trust Fund, provided that the Employer may pay all or any part of such expenses, reimbursements or Compensation in its sole discretion.

                  SECTION 8.7 -- ACTION BY ADMINISTRATOR UPON FAILURE
                                 BY EMPLOYER.

                  If at any time the Employer fails to carry out in a timely manner any responsibility assigned to it by the Plan, or by law with respect to the Plan, the Administrator in its sole discretion may carry out such responsibility as though it were the Employer (with possession of any powers of the Employer which the Administrator in its sole discretion deems necessary or appropriate to the carrying out of such responsibility), or may apply to a court of competent jurisdiction for appropriate instructions, or may otherwise act or refrain from acting as it deems appropriate in its sole discretion.

                  SECTION 8.8 -- RESIGNATION AND REMOVAL OF ADMINISTRATOR;
                                 APPOINTMENT OF SUCCESSOR.

                  Any person serving as Administrator may resign at any time by giving written notice to the Employer and to any other person who may be serving as Administrator, effective as therein stated, otherwise upon receipt of such notice. Any person serving as Administrator may, at any time, be removed by the Employer without cause.

                  Upon the death, resignation or removal of any person or entity serving as Administrator, the Employer shall appoint a successor Administrator. Written notice of appointment of a successor Administrator shall be given by the Employer to the Trustee, and to the persons then serving as Administrator. Until receipt by the Trustee of such written notice of any change in the Administrator, the Trustee shall not be charged with knowledge or notice of such change.

                  SECTION 8.9 -- CLAIMS PROCEDURES.

                  Upon a Participant's termination of service with the Employer for any reason, the Participant or the Participant's beneficiary will be advised by the Administrator of his or her rights to benefits under the Plan. If at any time the Participant or the Participant's beneficiary feels that he or she is entitled to benefits, he may make a claim for benefits by writing a letter to the Administrator requesting the benefits and stating why he or she feels entitled to them.

                  If the claim for benefits under the Plan of any Participant or beneficiary has been denied, the Administrator shall provide adequate notice, in writing, to such Participant or beneficiary within ninety (90) days after the claim is filed. Such notice shall set forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the Participant's claims, if any, and an explanation of why such material or information is necessary, and appropriate information as to the steps to be taken if the Participant or beneficiary wishes to submit such claim for review. If a notice of the denial of a claim is not furnished within ninety (90) days, the claim shall be deemed to be denied and the claimant shall be permitted to submit such claim for review at that time. Each claim submitted for review shall be entitled to a full and fair review by the Administrator (or by a person designated by the Administrator) of all the facts and circumstances and the preliminary decision denying such claim. The Participant or beneficiary may request such a review upon written application, the Participant may review pertinent documents and the Participant may submit issues and comments in writing. Any such review must be requested within seventy-five (75) days of the original claim denial, and a decision on such claim shall be made not later than sixty (60) days after the Plan's receipt of such request. The decision on review shall be in writing and shall include the specific reasons for the decision, written in a manner calculated to be understood by the claimant as well as specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE IX

                 TRUST FUND -- POWERS AND DUTIES OF THE TRUSTEE

                  The investment of the Trust Fund and the powers and duties of the Trustee shall be subject to the provisions of the separate Trust Agreement entered into by and between the Employer and Fidelity Management Trust Company, as Trustee. Any amendments to the Trust Agreement from time to time shall be effective as if an amendment to this Plan.

                                   ARTICLE X

            CONTINUANCE, TERMINATION AND AMENDMENT OF PLAN AND TRUST

                  SECTION 10.1 -- CONTINUANCE OF THE PLAN NOT A
                                  CONTRACTUAL OBLIGATION OF THE EMPLOYER.

                  It is the expectation of the Employer that it will continue this Plan indefinitely, but the continuance of the Plan is not assumed as a contractual obligation by the Employer, and the right is reserved to the Employer to discontinue this Plan at any time. The discontinuance of this Plan by the Employer shall in no event have the effect of revesting any part of the Trust Fund in the Employer.

                  SECTION 10.2 -- CONTINUANCE OF PLAN AND TRUST BY
                                  SUCCESSOR BUSINESS.

                  A successor business may continue this Plan and the separate Trust Agreement by proper action of the proprietor or partners, if not a corporation, and if a corporation, by resolution of its Board of Directors and by executing a proper supplemental agreement to this Plan and the Trust Agreement with the Trustee. If such successor business does not adopt and continue this Plan and Trust by sixty (60) days following the end of the Plan Year in which the acquisition is effective, this Plan shall automatically be terminated as of the end of such Plan Year and the Trust Fund shall be disposed of as provided in Section 10.4 hereof.

                  SECTION 10.3 -- MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.

                  The Employer may merge or consolidate this Plan and the Trust with any other qualified retirement plan and may transfer the assets and liabilities of the Plan to another plan, provided that each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

                  SECTION 10.4 -- DISTRIBUTION OF TRUST FUND ON TERMINATION
                                  OF PLAN.

                  If the Plan shall, at any time, be terminated by the terms of this article, the value of the interest of each respective Participant or beneficiary in the Trust Fund shall be vested in its entirety and non-forfeitable as of the date of the termination of the Plan. Upon the termination of the Plan, the Employer in its discretion may either terminate the Trust or continue the Trust in existence. In either event, all distributions shall be subject to the distribution requirements of Article VII.

                  SECTION 10.5 -- AMENDMENTS TO PLAN AND TRUST AGREEMENT.

                  a. AMENDMENTS BY EMPLOYER. The Employer may at any time and from time to time amend this Plan and the Trust Agreement.

                  b. LIMITATIONS. No amendment shall be made at any time by the Employer pursuant to which the Trust Fund may be diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, and provided further that no amendment shall discriminate in favor of Employees who are officers, shareholders or Highly Compensated Employees. All amendments shall be in writing.

                  c. LEGAL REQUIREMENTS. This Plan and Trust Agreement may be amended at any time and from time to time, if necessary, to conform to the provisions and requirements of the Code and ERISA and regulations and rulings thereunder, and no such amendment shall be considered prejudicial to the interest of any Participant or beneficiary.

                  d. VESTING SCHEDULE. If the Plan's vesting schedule is amended, the Plan is amended in any way that directly or indirectly affects the computation of the Participant's non-forfeitable percentage or the Plan is deemed amended by an automatic change to or from a top-heavy schedule, each Participant with at least three years of service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the non-forfeitable percentage computed under the Plan without regard to such amendment or change. In determining whether a Participant has three years of service, years of service will be computed without regard to the exclusions pursuant to Code ss.411(a)(4).

                  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                           (i) Sixty (60) days after the amendment is adopted;

                           (ii) Sixty (60) days after the amendment becomes
effective; or

                           (iii) Sixty (60) days after the Participant is
issued written notice of the amendment by the Employer or Plan Administrator

                  e. ACCRUED BENEFITS. No amendment shall decrease a Participant's account balance except to the extent permitted under Code ss.412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest, determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

                  If any early retirement benefits or other optional forms of benefit are changed by amendment, the benefits accrued to the date of amendment will not be reduced for any Employee except to the extent otherwise permitted by the Code and ERISA, or either. If optional benefits subject to Employee election are eliminated by amendment, such forms will be preserved with respect to benefits accrued as of the date of amendment except to the extent otherwise permitted by the Code and ERISA, or either.

                                   ARTICLE XI

                              TOP-HEAVY PROVISIONS

                  SECTION 11.1 -- MINIMUM ALLOCATIONS.

                  a. IN GENERAL. For any Plan Year for which this Plan is a Top-Heavy Plan, the minimum contribution provisions of Section 5.2 shall apply.

                  b. ADJUSTMENTS TO COMPENSATION. For purposes of computing the minimum allocation for Employees who are not Key Employees, Compensation shall mean Compensation as defined in Section 6.2b above.

                  c. FORFEITURES. The minimum contribution or allocation required (to the extent required to be non-forfeitable under Code ss.416(b)) may not be forfeited under Code ss.ss.411(a)(3)(B) or 411(a)(3)(D).

                  d. MATCHING CONTRIBUTIONS. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of ss.416(c)(2) of the Code and Section 5.2 of this Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of ss.401(m) of the Code.

                  SECTION 11.2 -- TOP-HEAVY VESTING.

                  For any Plan Year in which this Plan is a top-heavy plan, the top-heavy vesting schedule as set forth in Section 5.8 shall apply. The top-heavy vesting schedule applies to all benefits within the meaning of Code ss.411(a)(7) including benefits accrued before the Plan becomes top-heavy. No reduction in non-forfeitable percentage may occur in the event the Plan later becomes non-top-heavy. This Section shall not apply to the interest of any Participant who does not have an hour of service in the Plan Year the Plan first becomes top-heavy or in any subsequent Plan Year.

                  SECTION 11.3 -- DEFINITIONS.

                  a. "KEY EMPLOYEE" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was (i) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under ss.416(i)(l) of the Code for plan years beginning after December 31, 2002), (ii) a five percent (5%) owner of the Employer or (iii) a one percent (1%) owner of the Employer having annual compensation greater than $150,000. For this purpose, annual compensation means compensation within the meaning of ss.415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with ss.416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                  b. "DETERMINATION PERIOD" AND "DETERMINATION DATE". The determination period is the Plan Year containing the determination date. The determination date is the last day of the Plan Year immediately preceding the year to which this Article XI is applied; provided that the determination date for the first Plan Year of the Plan shall be the last day of such year. The account balance of a Participant as of the determination date shall be increased by the distributions made from such account and from any plan aggregated with the Plan under Code ss.416(g)(2), during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code ss.416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting five (5) year period for one (1) year period. The accounts of any participant who has not performed services for the Employer during the one
(1) year period ending on the determination date shall not be taken into account.

                  c. "TOP-HEAVY PLAN". This Plan is a top-heavy plan if any of the following conditions exist for any Plan Year beginning after December 31, 1983:

                           (i) The top-heavy ratio for the Plan exceeds sixty
percent (60%) and the Plan is not a part of any required aggregation group or permissive aggregation group of plans.

                           (ii) This Plan is a part of a required aggregation
group of plans but not part of a permissive aggregation group and the top-heavy ratio for the required aggregation group of plans exceeds sixty percent (60%).

                           (iii) This Plan is a part of a required aggregation
group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

                  d. "TOP-HEAVY RATIO":

                           (i) GENERAL RULE. If the Employer maintains one or
more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the five (5) year period ending on the applicable determination date had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, whichever applies, shall be a fraction, the numerator of which is the sum of the account balances of all Participants or former Participants who are Key Employees as of the applicable determination date and the denominator of which is the sum of the account balances of all Participants or former Participants, both computed in accordance with Code ss.416 and the regulations thereunder. For this purpose, a Participant's account balance includes any amount distributed in the five (5) year period preceding the applicable determination date. Both the numerator and the denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code ss.416 and the regulations thereunder.

                           (ii) PLANS AGGREGATED WITH DEFINED BENEFIT PLANS. If
the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the applicable determination date had accrued benefits, the top-heavy ratio for any required or permissive aggregation group, whichever applies, shall be a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Participants or former Participants who are Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the applicable determination date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants or former Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plans for all Participants as of the applicable Determination Date, as determined in accordance with Code ss.416 and the regulations thereunder.

                           (iii) SPECIAL RULES OF APPLICATION. For purposes of
paragraphs (i) and (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the Regular Valuation Date that coincides with the applicable determination date. The account balance of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the one (1) year period ending on the determination date, shall be disregarded. Deductible employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all deferred benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code ss.411(b)(1)(C) of the Code.

                  e. "REQUIRED AGGREGATION GROUP" means the group of plans which include each qualified plan of the Employer in which at least one Key Employee participates, or participated at any time during the determination period (regardless of whether the Plan has terminated), and any other qualified plan of the Employer which enables another plan of the Employer to meet the requirements of Code ss.ss.401(a)(4) or 410.

                  f. "PERMISSIVE AGGREGATION GROUP" means the required aggregation group of plans plus any other plan or plans of the Employer which, when included with the required aggregation group, would continue to satisfy the requirements of Code ss.ss.401(a)(4) and 410.

                  g. PRESENT VALUE. In determining the present value of any benefits under a defined benefit plan of the Employer, the enrolled actuary for the plan shall use reasonable actuarial assumptions, including interest and mortality rates permitted under Code ss.416 which are specified in such Plan.

                                  ARTICLE XII

                                 MISCELLANEOUS

                  SECTION 12.1 -- TRANSFERS BETWEEN QUALIFIED PLANS.

                  a. PLAN AS TRANSFEREE. The Trustee and the Administrator, upon their mutual agreement, are authorized to receive and add to the interest of any Participant the Participant's vested interest in the assets held under any other eligible retirement plan if such transfer satisfies the requirements under law for direct rollover contributions. In such event, the assets so received shall be fully vested and shall be held in a separate account and shall be administered and distributed pursuant to the provisions of this Plan and Trust concerning Employer contributions. It is the express intention of the Employer that this Plan not accept transfers of benefits directly from qualified defined benefit plans and qualified defined contribution plans which are subject to the minimum funding standards of Code ss.412 or any other Plan subject to the qualified joint and survivor annuity and qualified pre-retirement survivor annuity requirements of Code ss.ss.401(a)(11) and 417; provided, however, that in the event any such transfer is accepted by this Plan, the amount so transferred shall be maintained in a separate account together with income, earnings and changes in fair market value thereon. Distributions from such separate account shall be subject to the qualified joint and survivor annuity and qualified pre-retirement survivor annuity requirements of Code ss.ss.401(a)(11) and 417 and the regulations thereunder, which are hereby incorporated herein by this reference, but only with respect to such separate accounts. Such separate accounts shall not be subject to the in-service withdrawal provisions of Section 7.9.

                  b. PLAN AS TRANSFEROR. The Trustee is also authorized, at the direction of the Administrator and at the request of the Participant, to transfer such Participant's vested interest which has become distributable under Article VII hereof, directly to an eligible retirement planfor the benefit of such Participant, provided such transfer satisfies the requirements under law for such transfers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  c. DEFINITIONS.

                           (i) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal period payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under ss.401(a)(9) of the Code; (iii) any hardship distribution as described in ss.401(k)(2)(b)(i)(IV) of the Code (applicable only to distributions after December 31, 1999); and (iv) except in the event the transferee plan agrees to separately account for the pre-tax and after-tax portions of the amount so transferred, the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (ii) ELIGIBLE RETIREMENT PLAN. An eligible
retirement plan is an individual retirement account described in ss.408(a) of the Code, an individual retirement annuity described in ss.408(b) of the Code, an annuity plan described in ss.403(a) of the Code, an annuity contract described in ss.403(b) of the Code, an eligible plan under ss.457(b) of the Code, or a qualified trust described in ss.401(a) of the Code, that accepts the distributee's eligible rollover distribution.

                           (iii) DISTRIBUTEE. A distributee includes an
employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in ss.414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                           (iv) DIRECT ROLLOVER. A direct rollover is a payment
by the plan to the eligible retirement plan specified by the distributee.

                  SECTION 12.2 -- BENEFITS TO BE PROVIDED SOLELY FROM
                                  THE TRUST FUND.

                  All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no liability or responsibility therefor.

                  SECTION 12.3 -- NOTICES FROM PARTICIPANTS TO BE FILED WITH
                                  ADMINISTRATOR.

                  Whenever provision is made herein that a Participant may exercise any option or election or designate any beneficiary, the action of each Participant shall be evidenced by a written notice thereof signed by the Participant on a form, if any, furnished by the Administrator for such purpose and filed with the Administrator, which shall not be effective until received by the Administrator.

                  SECTION 12.4 -- AGENT FOR SERVICE OF PROCESS.

                  The agent for service of process for the Plan shall be the Administrator unless a different agent shall be designated by the Employer. The agent and the agent's address shall be set forth in the Summary Plan Description distributed to the Participants.

                  SECTION 12.5 -- TEXT TO CONTROL.

                  The headings of Articles and Sections are included solely for convenience of reference. If there shall be any conflict between such headings and the text of this Plan and Trust, the text shall control.

                  SECTION 12.6 -- LAW GOVERNING AND SEVERABILITY.

                  This Plan and Trust Agreement shall be construed, regulated and administered under the laws of the State of Colorado to the extent such state laws are not pre-empted by federal law. All contributions received by the Trustee hereunder shall be deemed to have been received in the State of Colorado. In the event any provision of this Plan or of the Trust Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. On the contrary, such remaining provisions shall be fully severable and this Plan and the Trust Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                  SECTION 12.7 -- EMPLOYER'S OBLIGATIONS.

                  The adoption and continuance of the Plan shall not be deemed to constitute a contract between the Employer and any employee or Participant, nor to be a consideration for, of an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any employee of Participant at any time, nor shall it be deemed to give the Employer the right to require the employee or Participant to remain in its employ nor shall it interfere with the right of any employee or Participant to terminate employment at any time.

                  The Employer shall not incur any liability whatsoever to the Trust Fund, or any Participants or their beneficiaries, or the Trustee, or any other person for anything done or omitted by the Trustee or for the loss or depreciation, in whole or in part, of the Trust Fund.

                  SECTION 12.8 -- PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS;
                                  REVERSION PROHIBITED.

                  This Plan and Trust Agreement has been entered into for the exclusive benefit of the Participants and their beneficiaries. Under no circumstances shall any funds contributed to or held by the Trustee hereunder at any time revert to or be used by or enjoyed by the Employer nor shall any such funds or assets at any time be converted to or used other than for the exclusive benefit of the Participants or their beneficiaries, subject to Sections 4.12 and 6.1 concerning the return of certain Employer contributions or Section 10.6 concerning initial qualification of the Plan.


                  IN WITNESS WHEREOF, the Employer has adopted this Plan by execution hereof by its authorized officer, duly approved by the Employer's Board of Directors as of this day of , 2002.



                                            WESTERN GAS RESOURCES, INC.,
                                            A Delaware Corporation


                                            By

                                                 TABLE OF CONTENTS


ARTICLE I -- NATURE AND PURPOSE OF PLAN AND TRUST.................................................................1

ARTICLE II -- DEFINITIONS.........................................................................................2
         Section 2.1 -- "Administrator"...........................................................................2
         Section 2.2 -- "Anniversary Date"........................................................................2
         Section 2.3 -- "Beneficiary".............................................................................2
         Section 2.4 -- "Break in Service" and "One Year Break in Service"........................................2
         Section 2.5 -- "Code"....................................................................................2
         Section 2.6 -- "Collectively Bargained Employee".........................................................2
         Section 2.7 -- "Compensation"............................................................................2
         Section 2.8 -- "Covered Employer"........................................................................3
         Section 2.9 -- "Disability"..............................................................................3
         Section 2.10 -- "Earned Income"..........................................................................3
         Section 2.11 -- "Effective Date".........................................................................3
         Section 2.12 -- "Elective Deferrals".....................................................................4
         Section 2.13 -- "Employee"...............................................................................4
         Section 2.14 -- "Employer"...............................................................................4
         Section 2.15 -- "Entry Date".............................................................................4
         Section 2.16 -- "ERISA"..................................................................................4
         Section 2.17 -- "Highly Compensated Employee"............................................................4
         Section 2.18 -- "Hour of Service"........................................................................5
         Section 2.19 -- "Joint and Survivor Annuity".............................................................7
         Section 2.20 -- "Key Employee"...........................................................................7
         Section 2.21 -- "Leased Employee"........................................................................7
         Section 2.22 -- "Normal Retirement Age"..................................................................7
         Section 2.23 -- "Owner-Employee".........................................................................7
         Section 2.24 -- "Participant"............................................................................7
         Section 2.25 -- "Self-Employed Individual"...............................................................7
         Section 2.26 -- "Plan"...................................................................................7
         Section 2.27 -- "Qualified Military Service".............................................................8
         Section 2.28 -- "Top-Heavy Plan".........................................................................8
         Section 2.29 -- "Trustee"................................................................................8
         Section 2.30 -- "Trust Fund".............................................................................8
         Section 2.31 -- "Year", "Plan Year" and "Limitation Year"................................................8
         Section 2.32 -- "Year of Service"........................................................................8

ARTICLE III -- PARTICIPATION OF EMPLOYEES.........................................................................9
         Section 3.1 -- Eligibility...............................................................................9
         Section 3.2 -- Eligibility Computation Period............................................................9
         Section 3.3 -- Determination of Service for Initial Eligibility.........................................10
         Section 3.4 -- Effect of Re-Employment on Eligibility...................................................10
         Section 3.5 -- Determination of Service Upon Re-Employment..............................................11
         Section 3.6 -- Administrator to Determine Participants..................................................11

ARTICLE IV -- CONTRIBUTIONS......................................................................................12
         Section 4.1 -- Profit-Sharing Contributions.............................................................12
         Section 4.2 -- Elective Deferrals.......................................................................12
         Section 4.3 -- Matching Contributions...................................................................14
         Section 4.4 -- Limitations on Contributions.............................................................15
         Section 4.5 -- Time and Method of Payment of Contribution by the Employer...............................15
         Section 4.6 -- Participation in Employer Profit-Sharing Contributions...................................16
         Section 4.7 -- Addition of Participants to Satisfy Discrimination
                                or Coverage Requirements.........................................................17
         Section 4.8 -- Voluntary Contributions by Participants..................................................17
         Section 4.9 -- Return of Employer Contributions.........................................................17
         Section 4.10 -- Contributions for Periods of Qualified Military Service.................................17

ARTICLE V -- DETERMINATION AND VESTING OF PARTICIPANTS' INTERESTS................................................19
         Section 5.1 -- Allocation of Employer Contributions.....................................................19
         Section 5.2 -- Minimum Contributions....................................................................19
         Section 5.3 -- Advance Allocation of Employer Contributions.............................................20
         Section 5.4 -- Allocation of Earnings, Losses and Changes
                                in Fair Market Value of the Net Assets of the Trust Fund.........................20
         Section 5.5 -- Participant Accounts.....................................................................21
         Section 5.6 -- Special Accounting Rules for Certain Terminated Participants.............................22
         Section 5.7 -- Valuation of Accounts....................................................................22
         Section 5.8 -- Vesting of Participant's Interest........................................................23
         Section 5.9 -- Forfeitures..............................................................................24
         Section 5.10 -- Cash Out and Repayment Rules............................................................24
         Section 5.11 -- Determination of Years of Service for Vesting Purposes..................................25
         Section 5.12 -- Leaves of Absence.......................................................................26
         Section 5.13 -- Vesting Upon Termination or Partial Termination
                                  of Plan or Discontinuance of Contributions to the Plan.........................26

ARTICLE VI -- LIMITATIONS ON ALLOCATIONS AND CONTRIBUTIONS.......................................................27
         Section 6.1 -- General Rule.............................................................................27
         Section 6.2 -- Definitions; Transition and Other Special Rules..........................................28
         Section 6.3 -- Deferral Percentage Tests for Elective Deferrals.........................................28
         Section 6.4 -- Contribution Percentage Test for Matching
                                and Employee Contributions.......................................................31
         Section 6.5 -- Additional Rules for Deferral Percentage Test
                                and Contribution Percentage Test.................................................32

ARTICLE VII -- DISTRIBUTION FROM TRUST FUND......................................................................35
         Section 7.1 -- When Interests Become Distributable and Effect Thereof...................................35
         Section 7.2 -- Notification of Trustee and Transfer of Interest to Segregated Account...................35
         Section 7.3 -- Time of Distributions....................................................................36
         Section 7.4 -- Required Distribution Commencement Date..................................................37
         Section 7.5 -- Manner of Distribution...................................................................38
         Section 7.6 -- Distributions After Death................................................................39
         Section 7.7 -- Authorization of Loans to Participants...................................................41
         Section 7.8 -- In-Service Withdrawals...................................................................42
         Section 7.9 -- Qualified Domestic Relations Order.......................................................44
         Section 7.10 -- Spendthrift Provisions..................................................................44
         Section 7.11 -- Insurance or Annuity Contracts..........................................................44

ARTICLE VIII -- ADMINISTRATION OF PLAN -- PLAN ADMINISTRATOR.....................................................46
         Section 8.1 -- General Duties and Powers of Administrator...............................................46
         Section 8.2 -- Allocation of Fiduciary Responsibility...................................................46
         Section 8.3 -- Standard of Care and Review..............................................................46
         Section 8.4 -- Organization and Operation of Administrator..............................................46
         Section 8.5 -- Records and Reports of the Administrator.................................................47
         Section 8.6 -- Compensation and Expenses of Administrator...............................................47
         Section 8.7 -- Action by Administrator Upon Failure by Employer.........................................47
         Section 8.8 -- Resignation and Removal of Administrator;
                               Appointment of Successor..........................................................47
         Section 8.9 -- Claims Procedures........................................................................48

ARTICLE IX -- TRUST FUND -- POWERS AND DUTIES OF THE TRUSTEE.....................................................49

ARTICLE X -- CONTINUANCE, TERMINATION AND AMENDMENT
                         OF PLAN AND TRUST.......................................................................50
         Section 10.1 -- Continuance of the Plan not a Contractual Obligation
                                  of the Employer................................................................50
         Section 10.2 -- Continuance of Plan and Trust by Successor Business.....................................50
         Section 10.3 -- Merger, Consolidation or Transfer of Assets.............................................50
         Section 10.4 -- Distribution of Trust Fund on Termination of Plan.......................................50
         Section 10.5 -- Amendments to Plan and Trust Agreement..................................................50

ARTICLE XI -- TOP-HEAVY PROVISIONS...............................................................................52
         Section 11.1 -- Minimum Allocations.....................................................................52
         Section 11.2 -- Top-Heavy Vesting.......................................................................52
         Section 11.3 -- Definitions.............................................................................52

ARTICLE XII -- MISCELLANEOUS.....................................................................................56
         Section 12.1 -- Transfers Between Qualified Plans.......................................................56
         Section 12.2 -- Benefits to be Provided Solely from the Trust Fund......................................57
         Section 12.3 -- Notices from Participants to be Filed with Administrator................................57
         Section 12.4 -- Agent for Service of Process............................................................57
         Section 12.5 -- Text to Control.........................................................................57
         Section 12.6 -- Law Governing and Severability..........................................................58
         Section 12.7 -- Employer's Obligations..................................................................58
         Section 12.8 -- Plan for Exclusive Benefit of Participants; Reversion Prohibited........................58
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